UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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The Walt Disney Company

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January 28, 2011

Dear Fellow Shareholder,

I am pleased to invite you to our 2011 Annual Meeting of shareholders, which will be held on Wednesday, March 23, 2011, at 10 a.m. at the Rose Wagner Performing Arts Center in Salt Lake City, Utah.

At the meeting, we will be electing 13 members of our Board of Directors. We will also be considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, adoption of a new stock incentive plan, an advisory vote on executive compensation, an advisory vote on the frequency of votes on executive compensation and up to one shareholder proposal.

You may vote your shares using the Internet or the telephone by following the instructions on page 77 of the proxy statement. Of course, you may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 78 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger

President and Chief Executive Officer

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 28, 2011

Notice of Meeting

The 2011 Annual Meeting of shareholders of The Walt Disney Company will be held at the Rose Wagner Performing Arts Center, 138 West Broadway, Salt Lake City, Utah on Wednesday, March 23, 2011, beginning at 10:00 a.m. The items of business are:

1.	Election of the 13 nominees named in the proxy statement as Directors, each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2011.

3.	Adoption of the Company’s 2011 Stock Incentive Plan.

4.	Consideration of an advisory vote on executive compensation.

5.	Consideration of an advisory vote on the frequency of votes on executive compensation.

6.	Consideration of one shareholder proposal, if presented at the meeting.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 24, 2011, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

Alan N. Braverman

Senior Executive Vice President, General Counsel

and Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on March 23, 2011

The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the Proxy Card

mailed to those who receive paper copies of this proxy statement

If you plan to attend the meeting, you must request an admission ticket in advance following the instructions set forth on page 78 of this proxy statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 18, 2011. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

1	Introduction

1	Corporate Governance and Board Matters

1	Corporate Governance Guidelines and Code of Ethics

1	Chairman of the Board

2	Committees

4	The Board’s Role in Risk Oversight

4	Director Independence

5	Director Selection Process

8	Board Compensation

12	Certain Relationships and Related Person Transactions

13	Shareholder Communications

14	Executive Compensation

14	Compensation Committee Report

14	Compensation Discussion and Analysis

33	Compensation Tables

54	Audit-Related Matters

54	Audit Committee Report

55	Policy for Approval of Audit and Permitted Non-audit Services

55	Auditor Fees and Services

56	Items to Be Voted On

56	Election of Directors

63	Ratification of Appointment of Independent Registered Public Accountants

63	Approval of the 2011 Incentive Plan

73	Advisory Vote on Executive Compensation

74	Advisory Vote on Frequency of Votes on Executive Compensation

74	Shareholder Proposal

77	Other Matters

77	Information About Voting and the Meeting

77	Shares Outstanding

77	Voting

78	Attendance at the Meeting

79	Other Information

79	Stock Ownership

80	Section 16(a) Beneficial Ownership Reporting Compliance

80	Electronic Availability of Proxy Statement and Annual Report

80	Reduce Duplicate Mailings

81	Proxy Solicitation Costs

Annex

A-1	2011 Stock Incentive Plan

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 28, 2011

Introduction

This proxy statement contains information relating to the annual meeting of shareholders of The Walt Disney Company to be held on Wednesday, March 23, 2011, beginning at 10:00 a.m. local time, at the Rose Wagner Performing Arts Center, 138 West Broadway, Salt Lake City, Utah. On or about January 28, 2011, we began mailing a notice containing instructions on how to access this proxy statement and our annual report online and we began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. For information on how to vote your shares, see the instructions included on the proxy card or instruction form and under “Information About Voting and the Meeting” on page 77.

Corporate Governance and Board Matters

There are currently 13 members of the Board of Directors:

Susan E. Arnold John E. Bryson John S. Chen Judith L. Estrin Robert A. Iger Steven P. Jobs Fred H. Langhammer	Aylwin B. Lewis Monica C. Lozano Robert W. Matschullat John E. Pepper, Jr. Sheryl K. Sandberg Orin C. Smith

The Board met eight times during fiscal 2010. Each Director other than Mr. Jobs attended at least 75% of all of the meetings of the Board and Committees on which he or she served. As was the case last year, Mr. Jobs’ ability to attend Board meetings was influenced by health considerations. All but one of our Directors attended the Company’s 2010 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, the Board and Committees of which he or she is a member.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct and the Code of Business Conduct and Ethics for Directors are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors, or the Standards of Business Conduct with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

Chairman of the Board

John Pepper became non-executive Chairman of the Board effective January 1, 2007. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

To fulfill that role, the Chairman, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of non-management Directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the chief executive officer;

•	Advising Committee chairs, in consultation with the chief executive officer, on meeting schedules, agenda and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan for the Company;

•	Leading the Board review of the succession plan for the chief executive officer and other key members of senior management;

•	Coordinating the annual performance review of the chief executive officer and other key senior managers;

•	Consulting with Committee Chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the chief executive officer on sensitive issues;

•

Working with the Governance and Nominating Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•

After consulting with other Board members and the chief executive officer, making recommendations to the Governance and Nominating Committee as to the membership of various Board Committees and Committee Chairs;

•	Working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director. The Board believes that this structure is appropriate in light of the current mix of Board members and the functioning of the Board at this time. If the Board determines that a different structure would better serve the best interests of the shareholders, the Board will disclose in the Company’s proxy statement the reasons for a different arrangement and appoint an independent director as lead director with duties and responsibilities detailed in the Corporate Governance Guidelines.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and Executive. Information regarding these committees is provided below. The charters of the Audit, Governance and Nominating and Compensation Committees are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The members of the Audit Committee are:

Monica C. Lozano

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee met nine times during fiscal 2010. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Smith, the chair of the Committee, and Mr. Matschullat and Mr. Pepper are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange, and that Ms. Lozano is financially literate within the meaning of the listing standards of the New York Stock Exchange.

The members of the Governance and Nominating Committee are:

Judith L. Estrin

Aylwin B. Lewis (Chair)

Robert W. Matschullat

John E. Pepper, Jr.

Sheryl K. Sandberg

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% stockholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to compensation of non-executive members of the Board of Directors (starting in fiscal 2011), makes recommendations to the Board with respect to Committee assignments and oversees the Board’s director education practices. The Committee met five times during fiscal 2010. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are:

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the chief executive officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the chief executive officer. The Committee is also responsible for making recommendations to the Board regarding the compensation of other executive officers and certain compensation plans, and the Board has also delegated to the Committee the responsibility for approving these arrangements. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2010, the Compensation Committee met ten times and acted once by unanimous written consent. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The members of the Executive Committee are:

Robert A. Iger

John E. Pepper, Jr. (Chair)

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to matters such as the authorization of transactions including corporate credit facilities and borrowings. In fiscal 2010, the Executive Committee held no meetings.

The Board’s Role in Risk Oversight

As noted in the Company’s Corporate Governance Guidelines the Board, acting directly or through Committees, is responsible for “assessing major risk factors relating to the Company and its performance” and “reviewing measures to address and mitigate such risks.” In discharging this responsibility, the Board, either directly or through its committees, assesses both the risks that inhere in the key economic and market assumptions that underpin the Company’s business plans and growth strategies and significant operational risks related to the conduct of the Company’s day-to-day operations.

Risks that relate to the market and economic assumptions that underpin each business unit’s growth plans are specifically addressed in connection with the Board’s annual review of the Company’s five-year plan. The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval.

Significant operational risks that relate to on-going business operations are the subject of regularly scheduled reports to either the full Board or one of its Committees. The Board has established a process to determine on an annual basis whether these reports appropriately cover the significant risks that the Company may then be facing.

Each of the Board’s committee’s addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee reviews annually the audit plan of management audit, the international labor standards compliance program, the Company’s information technology risks and mitigation strategies, the tax function, treasury operations (including insurance) and the ethical standards program. In addition, the Audit Committee receives regular reports from: corporate controllership and the outside auditor on financial reporting matters; management audit about significant findings; and the general counsel regarding legal and regulatory risks. The Audit Committee reserves time at each meeting for private sessions with the chief financial officer, general counsel, head of management audit and outside auditors. The Compensation Committee addresses risks arising out of the Company’s executive compensation programs as described at page 23, below.

The Chairman of the Board promotes effective communication and consideration of matters presenting significant risks to the Company through his role in setting the Board’s agenda, advising committee chairs and communicating between independent directors and the chief executive officer, though the Board believes that in appropriate circumstances an independent lead director could also fulfill this role.

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2010. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Robert Iger, John Bryson and Steven Jobs. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company. The Board determined that Mr. Bryson is not an independent Director as a result of past relationships between the Company, Lifetime Entertainment Television and Mr. Bryson’s wife. Until the end of fiscal year 2009, Lifetime was a joint venture that was 50% owned by the Company. Late in fiscal year 2009, Lifetime was merged into A&E Television Networks, a joint venture that is 42% owned by the Company. Ms. Bryson was an executive officer of Lifetime until 2008 and a consultant to Lifetime through April 2009. In addition, Lifetime acquired programming from and sold advertising time to Company subsidiaries while Ms. Bryson was affiliated with Lifetime in an aggregate amount that exceeded 2% of Lifetime’s total revenues during the applicable fiscal years.

Although the relationship between the Company, Lifetime and Ms. Bryson may not mandate disqualification from independence under the Company’s Guidelines, the Board determined that the relationship was sufficient to deem Mr. Bryson non-independent at this time. Mr. Jobs is considered a non-independent outside director because, during fiscal 2006, the Company acquired Pixar, of which Mr. Jobs was chairman and chief executive officer and the beneficial owner of 50.6% of the issued and outstanding equity.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to and/or purchased products and services from companies at which some of our Directors or their immediate family members were officers or employees during fiscal 2010. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board also considered employment relationships with immediate family members of Directors that involved compensation of less than the threshold of $120,000 in the Company’s Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

well as management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee—including prospective nominees recommended by shareholders—it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates; and

•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

In selecting nominees for Director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. In light of the Company’s current priorities, the Board seeks experience relevant to managing the creation of high-quality branded entertainment products and services, addressing the impact of rapidly changing technology and expanding business outside of the United States. The Board also seeks experience in large, diversified enterprises and demonstrated ability to manage complex issues that involve a balance of risk and reward and seeks directors who have expertise in specific areas such as consumer and cultural trends, business innovation, growth strategies and financial oversight. The background information on current nominees beginning on page 57 sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks.

In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Board Compensation

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a Director. During Fiscal 2010, annual compensation for non-employee Directors was as follows:

Annual Board retainer	$80,000
Annual committee retainer[1]	$10,000
Annual committee chair retainer[2]	$15,000
Annual deferred stock unit grant	$84,000
Annual retainer for Board Chairman[3]	$500,000
Annual stock option grant[4]	$56,000

[1]	Per committee.
[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.
[3]	In lieu of all other Director compensation except the annual stock option grant. Paid in shares of Company common stock.
[4]	Grant was made on March 1 for a number of options with a fair value on the date of grant equal to the amount shown.

Effective October 1, 2010, the Board eliminated the annual stock option grant, increased the annual deferred stock unit grant by $56,000 and provided for a $56,000 annual deferred stock grant to the Board Chairman.

At Mr. Jobs’ request, the Board has excluded Mr. Jobs from receiving compensation as a Director.

The Company does not provide retirement benefits to any non-employee Directors who served during fiscal 2010.

Unless the Board exempts a Director, each Director is required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board. Effective October 1, 2010, the Company’s Corporate Governance Guidelines also encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least three times the amount of the annual Board retainer for the Director.

The following table identifies the compensation earned during fiscal 2010 by each person who is currently a non-employee Director. Information regarding the amounts in each column follows the table.

DIRECTOR COMPENSATION FOR FISCAL 2010
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Susan E. Arnold	$90,000	$82,949	$56,006	$7,476	$236,431
John E. Bryson	80,000	82,949	56,006	311	219,266
John S. Chen	90,000	82,949	56,006	816	229,771
Judith L. Estrin	90,000	82,949	56,006	7,461	236,416
Steven P. Jobs	—	—	—	—	—
Fred H. Langhammer	105,000	82,949	56,006	5,829	249,784
Aylwin B. Lewis	115,000	82,949	56,006	54	254,009
Monica C. Lozano	90,000	82,949	56,006	17,956	246,911
Robert W. Matschullat	100,000	82,949	56,006	11,270	250,225
John E. Pepper, Jr. (Chairman)	—	493,747	56,006	11,853	561,606
Sheryl K. Sandberg	50,250	45,449	—	—	95,699
Orin C. Smith	105,000	82,949	56,006	74	244,029

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Fees Earned or Paid in Cash.    The annual Board retainer and annual committee and committee-chair retainers are payable in cash at the end of each quarter. The Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan allows non-employee Directors to elect each year to receive all or part of their retainers in Disney stock or to defer all or part of this compensation until after their service as a Director ends. Directors who elect to receive stock instead of cash but who do not defer their compensation are credited each quarter with a dollar amount equal to fees earned that quarter and receive shares after the end of each calendar year based on the average of the fair market value of shares of the Company’s common stock at the end of each quarter. Directors who elect to defer their compensation may also elect to receive cash or stock. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, adjusted quarterly. For fiscal 2010, the average interest rate was 5.62%. Interest earned on deferred amounts is included in the “All Other Compensation” column. Directors who elect to receive deferred compensation in stock receive stock units each quarter and shares of stock are distributed with respect to these units after their service as a Director ends.

This column sets forth amounts payable in cash on a current basis, whether paid currently or deferred by the Director to be paid in cash or shares after their service ends. None of the Directors elected to receive stock on a current basis for fiscal 2010. This column does not include fees paid for service as Chairman of the Board, as those fees are required to be paid in the form of shares of stock distributed to the Chairman after the end of the calendar year in which they were earned and are therefore included in the “Stock Awards” column.

The following table identifies for each Director the dollar amount included in the “Fees Earned or Paid in Cash” column received in cash, the dollar amount deferred to be paid in cash, and the number and dollar value of stock units received as deferred compensation. The number of units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period.

FORM OF RECEIPT OF DIRECTOR FEES FOR FISCAL 2010
		Deferred Fees
	Fees Paid Currently in Cash	To be Paid in Cash	To be Paid in Stock
			Number of Units	Value of Units
Susan E. Arnold	—	$45,000	1,341	$45,000
John E. Bryson	—	—	2,385	80,000
John S. Chen	$45,000	—	1,341	45,000
Judith L. Estrin	90,000	—	—	—
Steven P. Jobs	—	—	—	—
Fred H. Langhammer	78,750	—	815	26,250
Aylwin B. Lewis	57,500	—	1,714	57,500
Monica C. Lozano	45,000	—	1,341	45,000
Robert W. Matschullat	—	—	2,981	100,000
John E. Pepper, Jr.	—	—	—	—
Sheryl K. Sandberg	25,125	—	742	25,125
Orin C. Smith	105,000	—	—	—

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Stock Awards.    This column sets forth the grant date fair market value of awards for service in fiscal 2010 with respect to:

•	the annual deferred stock unit grant; and

•	for the Chairman of the Board, shares awarded with respect to the annual retainer.

The grant date fair market value is equal to the market value of the Company’s common stock on the date of the award times the number of shares underlying the units.

The number of shares awarded to each Director was calculated by dividing the amount payable with respect to a quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price on each day. The following table identifies the number of stock units awarded to each Director during fiscal 2010.

DIRECTOR STOCK UNIT AWARDS FOR FISCAL 2010
Stock Units Awarded
Susan E. Arnold	2,504
John E. Bryson	2,504
John S. Chen	2,504
Judith L. Estrin	2,504
Steven P. Jobs	—
Fred H. Langhammer	2,504
Aylwin B. Lewis	2,504
Monica C. Lozano	2,504
Robert W. Matschullat	2,504
John E. Pepper, Jr.	14,904
Sheryl K. Sandberg	1,386
Orin C. Smith	2,504

One fourth of the annual deferred stock unit grant and annual retainer is awarded at the end of each quarter. Shares with respect to annual deferred stock unit grants are distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution. Shares with respect to the annual retainer for the Chairman of the Board are distributed after the end of the calendar year in which they are earned.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the following table.

The following table sets forth all stock units held by each Director as of the end of fiscal 2010. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 79 except to the extent they may have been distributed as shares and sold prior to January 24, 2011.

DIRECTOR STOCK UNIT HOLDINGS AT THE END OF FISCAL 2010
Stock Units
Susan E. Arnold	12,190
John E. Bryson	35,242
John S. Chen	16,319
Judith L. Estrin	6,305
Steven P. Jobs	—
Fred H. Langhammer	19,918
Aylwin B. Lewis	17,708
Monica C. Lozano	26,903
Robert W. Matschullat	33,370
John E. Pepper, Jr.	38,922
Sheryl K. Sandberg	2,128
Orin C. Smith	6,305

Option Awards.    This column sets forth the grant date fair value with respect to options awarded to Directors in fiscal 2010. The fair value of the options on the date of their award is calculated using the

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal year 2010.

Each Director identified in the table above received an option for 6,143 shares on March 1, 2010, except for Mr. Jobs, who does not receive director compensation, and Ms. Sandberg, who was not a Director on March 1, 2010. The exercise price of the options granted in fiscal 2010 is $31.47 (the average of the high and low prices reported on the New York Stock Exchange on the date of grant; the closing price on that date was $31.54). The options vest in equal installments over four years and have a ten-year term. If a Director ends his or her service by reason of mandatory retirement pursuant to the Board’s retirement or tenure policy or permanent disability, the options continue to vest in accordance with their original schedule. If service ends by reason of death, the options vest immediately. In any of the foregoing cases, the options remain exercisable for five years following termination or until the original expiration date of the option, whichever is sooner. In all other cases, options cease to vest upon termination and all vested options must be exercised within three months of termination.

The following table sets forth the aggregate number of stock options outstanding for each Director at the end of fiscal 2010.

DIRECTOR OPTION HOLDINGS AT THE END OF FISCAL 2010
Number of Shares Underlying Options Held
Susan E. Arnold	22,503
John E. Bryson	64,503
John S. Chen	46,503
Judith L. Estrin	64,503
Steven P. Jobs	—
Fred H. Langhammer	40,503
Aylwin B. Lewis	46,503
Monica C. Lozano	64,503
Robert W. Matschullat	52,503
John E. Pepper, Jr.	34,503
Sheryl K. Sandberg	—
Orin C. Smith	34,503

All Other Compensation.    To encourage Directors to experience the Company’s products, services and entertainment offerings personally, the Board has adopted a policy, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for the travel expenses of or provides transportation on Company aircraft for immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes and allows family members (including domestic partners) to accompany Directors traveling on company aircraft for business purposes on a space-available basis. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate incremental

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

cost to the Company of providing the benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities is included in the table above, which was less than $10,000 for each Director other than Mr. Matschullat and Mr. Pepper, for whom the reimbursement was $11,270 and $11,853, respectively. The column also includes interest earned on deferred cash compensation, which was less than $10,000 for each Director except for Ms. Lozano, for whom interest earned totaled $17,491.

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•	Employment of executive officers approved by the Compensation Committee;

•	Compensation of Directors approved by the Board;
•	Transactions in which all shareholders receive benefits proportional to their shareholdings;

•	Ordinary banking transactions identified in the policy;

•

Any transaction contemplated by the Company’s Certificate of Incorporation, Bylaws or Board action where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;

•

Commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;

•	Charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and

•

Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

During fiscal year 2010, Fidelity Management Trust Company (FMTC) served as trustee of the Company’s 401(k) plan and the Company paid FMTC approximately $294,315 in fees for this and ancillary services. Additionally, entities affiliated with FMTC benefit from fees incurred by plan participants on balances invested in mutual funds through the plan. FMTC and its affiliated entities are subsidiaries of FMR LLC, which was the beneficial owner of more than 5% of the Company’s outstanding shares during fiscal year 2010. This relationship has been in place since before FMR LLC was the beneficial owner of more than 5% of the Company’s outstanding shares, and the ongoing relationship was reviewed and approved

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

by the Governance and Nominating Committee under the Related Person Transaction Approval Policy in December 2010.

Shareholder Communications

Generally.    Shareholders may communicate with the Company through its Shareholder Services Department by writing to 500 South Buena Vista Street, MC 9722, Burbank, California 91521, by calling Shareholder Services at (818) 553-7200, or by sending an e-mail to investor.relations@disneyonline.com. Additional information about contacting the Company is available on the Company’s investor relations website (www.disney.com/investors) under “My Shareholder Account.”

Shareholders and other persons interested in communicating directly with the Chairman of the Board or with the non- management Directors as a group may do so by writing to the Chairman of the Board, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relat-

ing to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2012 Proxy Statement.    To be eligible for inclusion in the proxy statement for our 2012 annual meeting, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September 30, 2011. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2012 Annual Meeting.    Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2012 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 23, 2011 and December 23, 2011. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussion referred to in paragraph (1) above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2011 annual meeting of shareholders.

Members of the Compensation Committee

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

Compensation Discussion and Analysis

Overview

Disney’s executive compensation program is designed to align the interests of senior management with shareholders by tying a significant portion of their compensation to the Company’s performance as measured by a variety of factors during the fiscal year in question, including financial returns, stock price performance and efforts to position the Company for long-term success.

Under the program, the portion of compensation guaranteed to the Company’s named executives at the beginning of any fiscal year represents only a fraction of the total potential compensation. In the case of Mr. Iger, only about 10% of the value of his target annual compensation this fiscal year (excluding benefits and perquisites) was assured at the beginning of the year in the form of his base salary. The value of the remaining 90% of Mr. Iger’s target annual compensation, including performance-based bonus, stock awards and options, is linked directly to the Company’s performance. Although the percentages differ modestly for the other named executive officers and benefits and perquisites received during the year can increase the percentage of fixed compensation somewhat, more than 80% of all annual compensation awarded to the other two named executive officers who have held their same position throughout recent years was tied to the Company’s performance.

In making decisions on performance-based compensation in fiscal 2010, the Compensation Committee considered the Company’s financial performance in the face of ongoing challenges of a recovering US and global economy and the importance of the Company continuing to invest in opportunities for future growth. In the face of these conditions, the Committee viewed the Company’s 14% growth in earnings per share, excluding the impact of items that affected comparability between the years,1 and a 5% growth in revenues as exceptional performance for the year. This performance for the year was reflected in the Company’s total shareholder return, which increased 23.9%, compared to the total shareholder return for the S&P 500, which increased 14.1%.

Taking into account these circumstances, and driven primarily by the application of the financial performance measures described on page 29 in determining performance-based bonuses, total annual cash compensation increased for the

[1]

Earnings per share for the current year included restructuring and impairment charges, gains on the sales of investments in two television services in Europe, a gain on the sale of the Power Rangers property, and an accounting gain related to the acquisition of The Disney Store Japan, which collectively had a net adverse impact of $0.04. Earnings per share for the prior year included restructuring and impairment charges, a non-cash gain in connection with the merger of Lifetime Entertainment Services (Lifetime) and A&E Television Networks (A&E) and a gain on the sale of investments in two pay television services in Latin America, which collectively had a net adverse impact of $0.06.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

named executive officers this year compared to last year. We provide information on all six named executive officers in the Summary Compensation Table on page 33, but for comparability purposes, in discussing aggregate compensation for the previous three years, we only consider the information provided below for the three officers who held their current positions for all three years. For these three officers, total annual cash compensation (as set forth in the table below) was in the aggregate, 35.2% higher than in fiscal 2009, primarily due to an increase in performance-based bonuses. The grant date fair value of equity awards to these three officers increased by an aggregate of 18%, driven primarily by the Committee’s determination to reward Mr. Iger for excellent management of the Company in a difficult economic environment and to reward Mr. Mayer for the critical role he played in completion of the acquisition of Marvel. In addition, Mr. Braverman received a special equity award pursuant to his employment agreement as a result of his assuming responsibility over governmental affairs at the beginning of the calendar year.

Overall, total annual compensation for these three named executive officers, including the grant date fair value of equity awards, increased by 27.7% in fiscal 2010.

The following table sets forth the compensation received for the last three fiscal years by the three named executive officers who held their current positions in each of fiscal 2008, 2009 and 2010. It provides, for each of these years: (a) cash compensation comprised of salary, benefits and perquisites and the annual performance-based bonus; (b) the grant-date fair value of regular annual equity awards during the fiscal year; (c) total annual compensation comprised of fixed compensation, performance-based bonus and the grant-date fair value of regular annual equity awards; and (d) grant-date fair value of any special equity awards received during the fiscal year. The amounts in the table differ from those in the Summary Compensation Table on page 33 in that this table does not include named executive officers who did not hold the same position throughout fiscal 2010 that they held in prior years and in that it does not include the change in pension value included in the Summary Compensation Table. This table is not a substitute for the Summary Compensation Table and is intended to provide additional information that the Company believes is useful in analyzing compensation decisions made with respect to the three fiscal years covered.

Annual Compensation and Other Equity Awards
	Year	Annual Compensation
		Cash Compensation					Annual Equity Awards	Total Annual Compensation	Special Equity Awards
		Fixed Compensation	Performance- Based Bonus	Total		Percent Change
Robert A. Iger	2010	$2,798,433	$13,460,000	$16,258,433	> >	35.0% -28.0%	$11,759,051	$28,017,484	—
	2009	2,780,063	9,260,000	12,040,063			9,538,408	21,578,471	—
	2008	2,773,090	13,945,493	16,718,583			9,335,949	26,054,532	$25,018,048
Alan N. Braverman	2010	$1,190,049	$3,030,000	$4,220,049	> >	32.3% -22.2%	$2,351,856	$6,571,905	$1,556,000
	2009	1,154,919	2,035,000	3,189,919			2,331,653	5,521,572	3,035,500
	2008	1,100,534	3,000,000	4,100,534			1,867,193	5,967,727	—
Kevin A. Mayer	2010	$736,987	$1,590,000	$2,326,987	> >	42.5% -3.4%	$1,817,356	$4,144,343	—
	2009	733,158	900,000	1,633,158			1,600,370	3,233,528	—
	2008	665,398	1,025,000	1,690,398			980,278	2,670,676	—
Total for three officers	2010	$4,725,469	$18,080,000	$22,805,469	> >	35.2% -25.1%	$15,928,263	$38,733,732	$1,556,000
	2009	4,668,140	12,195,000	16,863,140			13,470,431	30,333,571	3,035,500
	2008	4,539,022	17,970,493	22,509,515			12,183,420	34,692,935	25,018,048

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Compensation Objectives and Program Design

The Company’s executive compensation program seeks to promote the creation of long-term shareholder value by:

•

tying a substantial portion of executives’ total compensation to financial performance measures that align with long-term shareholder value and leadership actions that are expected to position the Company for long-term success; and

•	attracting and retaining high-caliber executives in a competitive market for talent.

We use five different types of compensation in pursuing these objectives:

•	a base salary;

•	a variable, annual, performance-based bonus;

•	periodic grants of long-term, equity-based compensation such as stock options, restricted stock units and performance-based restricted stock units;

•	retirement plans and agreements and arrangements regarding compensation upon termination of employment; and

•	benefits and perquisites.

This section discusses how we have designed our compensation program to address these objectives.

•	“Roles and Responsibilities” addresses the process used to make compensation decisions for executive officers.

•	“Compensation Mix” addresses how we balance fixed and performance-based compensation to achieve our objectives.

•

“Performance-Based Compensation” addresses the specific design elements of the Company’s performance-based bonus and equity compensation programs that are designed to align compensation with the creation of long-term shareholder value.

•	“Fixed Compensation” addresses base salary, benefits and perquisites and retirement plans.
•	“Competitive Considerations” addresses how we evaluate the competitive market for talent and use that evaluation in designing compensation packages.

•	“Other considerations” addresses the use of employment agreements and tax deductibility of executive compensation.

Specific compensation decisions relating to fiscal 2010 are discussed in the section titled “Fiscal 2010 Decisions.”

Roles and Responsibilities

The Compensation Committee determines the compensation, including related terms of employment agreements for those who have them, for each of the named executive officers.

The Committee also conducts reviews of the Company’s general executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Committee’s responsibilities include:

•

reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating performance in light of those goals and objectives;

•	determining compensation for executive officers and other senior officers;

•	evaluating and approving all grants of equity-based compensation to executive officers and other senior officers;

•

recommending to the Board compensation policies for non-employee directors (through fiscal 2010; this responsibility was transferred to the Governance and Nominating Committee starting fiscal 2011); and

•

reviewing performance-based and equity-based incentive plans for the chief executive officer and other executive officers and reviewing any other benefit programs presented to the Committee by the chief executive officer.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

In carrying out these responsibilities, the Committee: reviews the Company’s general executive compensation policies; determines salaries and bonuses for and equity awards to the named executive officers and such other officers as it determines appropriate; reviews benefit programs for the named executive officers; reviews and approves (or recommends approval to the Board where it deems appropriate) all incentive, performance-based and equity-based plans and any other benefit plans submitted to it by the chief executive officer; and reviews and approves all employment contracts with named executive officers and such other officers as it deems appropriate.

The Compensation Committee determines the compensation of the chief executive officer without management input, but is assisted in this determination by its independent compensation consultant (described below) and reviews its determination with the Board of Directors (without members of management present) prior to its final determination.

In making determinations regarding compensation for other named executive officers, the Committee considers the recommendations of the chief executive officer and the input received from its independent compensation consultant. The chief executive officer recommends compensation, including the compensation provisions of employment agreements for those who have them, for named executive officers other than himself and all other officers whose compensation is determined by the Compensation Committee. In making this recommendation, the chief executive officer evaluates the performance of the executives, considers the executive’s responsibilities and compensation in relation to other officers of the Company, and considers publicly available information regarding the competitive market for talent and information provided to him by the Company and information provided to the Committee by the Committee’s independent consultant. As with the chief executive officer’s compensation, the Committee advises the full Board of its deliberations prior to making a final determination of annual bonus and equity incentive awards for named executive officers and considers whatever input is provided by the full Board in making its final determination.

Management also provides data, analysis and recommendations for the Committee’s consideration regarding the Company’s executive compensation programs and policies, preparing materials for the information of and review by the Compensation Committee. Management also administers those programs and policies consistent with the direction of the Committee. Management provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives, and recommends changes, if necessary to promote achievement of all program objectives.

The Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.

The Committee has retained the firm of Pay Governance LLC as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The Committee’s consultant attends Compensation Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive compensation and executive compensation plan designs. At the direction of the Committee, the consultant reviews briefing materials prepared by management and outside advisers to management and advises the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the consultant also prepares its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with Committee’s compensation philosophy. The Committee considers these analyses as one factor in

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience. In particular, with respect to positioning of programs in the competitive market, the Committee considers the analyses in the context of the factors discussed under “Competitive Considerations,” below.

In October 2008, the Compensation Committee adopted a policy requiring its consultant to be independent of Company management. The policy provides that a consultant will be considered independent if: the firm does not receive from the Company fees for services or products provided to the Company in any fiscal year that exceed 1% of the firm’s annual gross revenues; the individual that advises the Committee does not participate directly or by collaboration with others in the firm in the provision of any services or products to the Company without the approval of the chair of the Compensation Committee unless the related fees are, in the aggregate, less than $100,000; the consultant does not provide any products or services to any executive officer of the Company; and the Committee pre-approves any specific engagement of the firm if the estimated cost of the engagement exceeds $500,000. The Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Committee completed this assessment in December 2010 and confirmed that its consultant is independent under the policy.

All of the Services provided by Pay Governance LLC during fiscal 2010 were to the Committee to provide advice or recommendations on the amount or form of executive and director compensation, and Pay Governance LLC did not provide any additional services to the Company during fiscal year 2010. Prior to February 1, 2010, the Committee’s independent consultant was Towers Watson, and Towers Watson (and its predecessor firms, Towers Perrin and Watson Wyatt) provided additional services to the Company. Prior to February 1, 2010, Towers Watson and its

predecessor firms received fees of $164,227 to provide advice or recommendations on the amount or form of executive and director compensation and fees of $185,230 for additional services to the Company. Towers Watson also provided services to the Company after February 1, 2010, and received fees for such services of $1,183,516 for services provided from February 1, 2010 through the end of the Company’s fiscal year. Management of the Company made the decision to engage Towers Watson and its predecessors for the additional services, and the Compensation Committee was aware of the relationship with Towers Perrin as a result of its review of the independence of Towers Perrin prior to its merger with Watson Wyatt, though the Committee was not asked to specifically approve the engagement.

Compensation Mix

The Committee believes that a substantial portion of the total compensation of senior executives should be variable and tied to performance in order to align compensation with measures that correlate with creation of long-term shareholder value. This should offer an opportunity for gain in the event of successful performance, matched with the prospect of reduced compensation in the absence of success. The Committee also believes that compensation for more senior executive officers, including the named executive officers, should be more heavily weighted toward variable elements of compensation than is the case for less senior officers because the performance of these officers is more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value.

At the same time, the Committee believes that the Company must attract and retain high-caliber executives, and therefore must offer a mixture of fixed and at-risk compensation, and that the levels and mix of these types of compensation must be attractive in light of the competitive market for senior executive talent.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following charts show the percentage of total annual compensation (constituting cash compensation and benefits plus the grant-date fair value of regular annual equity awards) awarded to Mr. Iger and to the other two named executive officers who have served in their current positions during the last three years that is performance-based (performance-based bonus and equity awards) versus fixed (salary and all other compensation) based on amounts shown in the Annual Compensation and Other Equity Awards table, above:

The amounts shown for equity compensation above reflect the grant-date fair value of equity awards, but the actual value of these awards will depend directly on the performance of the Company’s stock price over the period during which restricted units vest and options can be exercised and, with respect to performance-based stock units, whether the performance tests for vesting of these units are met. The value realized by an executive for options and performance-based restricted stock unit awards could be as little as zero, which would occur with respect to options if the Company’s stock price were less than the exercise price of options and would occur with respect to performance-based restricted stock units if none of the performance tests were met (including tests to assure deductibility under Section 162(m) of the Internal Revenue Code).

Performance-based Compensation

The Company ties compensation to the achievement of performance that aligns with long-term shareholder value through:

•	an annual performance-based bonus determined using performance measures designed to correlate closely with the creation of long-term shareholder value; and

•	equity-based compensation whose realizable value varies directly with the market price of the Company’s common stock and a portion of which (for senior executives) is subject to performance tests based on the Company’s stock price and earnings per share in addition to a test to assure deductibility under Section 162(m).

Annual Performance-based Bonus.    The Company’s annual performance-based bonus compensates individuals based on the achievement of specific annual financial and other objectives that the Committee believes correlate closely with growth of long-term shareholder value. The process for determining the amount of this bonus for named executive officers involves four basic steps:

(1)	Setting a target bonus. Early in the fiscal year, the Committee approves a target bonus amount for each named executive officer based on a percentage of the named executive officer’s fiscal year end salary. The target bonus takes into account all factors that the Committee deems relevant, including minimums set in the employment agreement where applicable, the recommendation of the chief executive officer (except with respect to his own bonus), the nature and responsibility of the position and competitive market conditions.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

(2)	Setting Company financial performance ranges. Early each fiscal year, the Compensation Committee receives recommended financial performance measures and ranges from senior management, reviews them with senior management and the Committee’s compensation consultant, and then sets performance measures and ranges and reports their determination to the full Board.

(3)	Setting other performance objectives. The Committee believes that the bulk of the bonus should be based on objective measures of financial performance, but believes that more subjective elements are also important in recognizing achievement and motivating officers. Therefore, at the same time it sets Company-wide financial performance ranges, the Committee also approves other performance objectives for the Company. These objectives are based on the recommendations of the chief executive officer and the Committee’s discussion with him regarding corporate objectives. These objectives allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures.

(4)	Measuring performance and preliminary bonus determination. After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the financial performance ranges established at the outset of the year. In determining the extent to which the financial performance ranges are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

To make its preliminary bonus determination, the Committee multiplies an amount equal to 70% of the target bonus by a factor reflecting actual performance compared to the financial performance ranges set at the beginning of the year. The factor ranges from a minimum of zero to a maximum of 200% for each executive officer.
The Committee then multiplies the remaining 30% of the target bonus amount by a factor to reflect the Committee’s assessment of performance against the other performance objectives set at the outset of the year as well as the named executive officer’s overall contribution to the Company’s success. This factor may range from 0% to a maximum that, when combined with the award based on financial performance factors, will, except in special circumstances such as unusual challenges or extraordinary successes, result in a bonus that does not exceed 200% of the target bonus. In arriving at this factor, the Committee considers the recommendation of the chief executive officer in cases other than his own bonus, and the Committee may consider the nature and impact of events that resulted in adjustments to the financial performance targets as described above.

All bonus awards for named executive officers are also subject to a test specifically designed to assure that the awards are eligible for deductibility under Section 162(m), which is in addition to the performance measures described above.

The Committee has the discretion, in appropriate circumstances, to award a bonus less than the amount determined by the steps set out above, including discretion to award no bonus at all.

Equity-based Compensation.    The Company’s long-term incentive program provides for the award of restricted stock units and stock options to participating employees including the named executive officers. The program is designed to provide incentives to create and maintain shareholder value over a multi-year period by making annual awards whose value depends on and is directly related to sustained changes in the market price of the Company’s shares. For the named executive officers, each annual award is typically in the form of a mix of stock options and restricted stock units as follows:

•	stock options with an exercise price not less than the market price on the date of grant (40% of the grant-date fair value of the award);

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

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restricted stock units whose vesting is conditioned on the satisfaction of performance conditions in addition to a test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award); and

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restricted stock units whose vesting is not subject to performance conditions other than the test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award).

Participants receive value from stock options only if and to the extent the market price of the Company’s common stock when a participant exercises an award exceeds the market price on the date of grant. Participants realize value on restricted stock units subject to performance tests only if and to the extent that the tests described below are met. The value participants receive on restricted stock units (whether or not subject to performance tests) varies directly with the market price of the Company’s common stock at the time the units vest.

The Committee has weighted the awards slightly more toward restricted stock units because these awards reflect both increases and decreases in stock price from the grant-date market price and thus tie compensation more closely to changes in shareholder value at all levels compared to options, whose intrinsic value changes with shareholder value only when the market price of shares is above the exercise price. In addition, the weighting toward restricted stock units allows the Committee to deliver equivalent value with use of fewer authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, such as restricted stock, as part of the overall long-term incentive award. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of restricted stock units and options depending on the Compensation Committee’s assessment of the total compensation package being offered.

Stock options are generally scheduled to vest over four years after the awards are made and generally remain exercisable for seven years (for awards made in 2005 through 2009) or ten years (for all other awards) after the date of the award. Restricted stock units without performance tests (other than the test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m)) awarded in fiscal 2010 vest 25% per year beginning on the first anniversary of the award date. Restricted stock units with performance tests awarded after 2009 vest three years after award. Restricted stock units with performance tests awarded before 2010 vested 50% in two years and 50% in four years; units that did not vest after two years because performance tests were not then met could vest after four years if the performance tests were met at that time. Options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement), subject to the attainment of any applicable performance conditions, continue to vest for three years after retirement (and options remain exercisable until the earlier of three years after retirement and the original expiration date) if the participant was age 60 or greater and had at least ten years of service at the date of retirement, except that this does not apply for certain employees outside the United States.

The Committee adjusts performance tests for restricted stock units from time to time in response to changes in the competitive environment and to ensure that the program meets the objective of providing clear incentives tied to the creation of long-term shareholder value. Units subject to a performance test awarded in 2010 will be eligible for vesting three years after the award date. The number of units that vest is based on a target number of units and depends on the level of performance, with the number of units vesting ranging from 0% of the target to 150% of the target. Units will vest on the vesting date (assuming continued employment or extension of vesting as described in the preceding paragraph and satisfaction of the Section 162(m) test applicable to awards to executive officers) if (a) the

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Company’s three-year total shareholder return (TSR in the table below) equals or exceeds the total three-year shareholder return of 25% of the companies in the S&P500 (based on market prices for the last 20 trading days of the period ending one month prior to the third anniversary of the award) or (b) the Company’s growth in earnings per share from continuing oper-

ations (EPS in the table below) for the 12 quarters reported on or before one month prior to the third anniversary equals or exceeds the growth in earnings per share from continuing operations of 50% of the companies in the S&P500 over the same period. The number of units that vest will be determined according to the following schedule:

First Performance Test	Second Performance Test (if applicable)	Percent of Target Units Vesting*
TSR below 25th percentile	EPS below 50th percentile	0%
	EPS 50th percentile or higher	50%
TSR equal to 25th percentile to 50th percentile	EPS below 50th percentile	50% to 100%
	EPS 50th percentile or higher	75% to 100%
TSR equal to 50th percentile to 75th percentile	Not applicable	100% to 150%
TSR 75th percentile and above	Not applicable	150%

*	The percent of units vesting varies within ranges in a linear manner from the low end of the range to the high end of the range based on the Company’s TSR percentile.

EPS for the Company will be adjusted as the Committee deems appropriate in its sole discretion (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. Adjustments to the diluted EPS from continuing operations of S&P 500 companies will not normally be made.

Units that were awarded prior to 2010 had performance tests and other vesting provisions as described in our proxy statements for the years in which the awards were issued.

The Committee may impose different vesting conditions on awards of restricted stock units other than the annual award. Restricted stock units awarded upon commencement of employment or execution of a new employment agreement are generally subject to the Section 162(m) test and are generally not subject to any additional performance test, although restricted stock units awarded to Mr. Iger in connection with the execution of his employment agreement in 2005, all of which have now vested, were subject to a total shareholder return test based on total shareholder return from the date the agreement was originally entered into through the applicable vesting dates.

Equity awards are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event.

The Committee will not grant stock options with exercise prices below the fair market value of the Company’s stock on the date of grant. The Company defines fair market value as the average of the high and low stock prices on the date of grant, which may be higher or lower than the closing price on that day. The Committee believes that the average of high and low prices is a better representation of the fair market value on the date of grant and tends to be less volatile than the closing price. The Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Risk Management Considerations.    The Committee believes that the Company’s performance-based bonus and equity programs create incentives to create long-term shareholder value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

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The financial metrics used to determine the amount of an executive’s bonus are measures the Committee believes drive long-term shareholder value. These measures are operating income, return on invested capital, after-tax free cash flow and earnings per share. The Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall bonus is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

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The measures used to determine whether performance-based stock units vest are based on one to four years of performance for awards granted before 2010, with all subsequent awards based on three years of performance. The Committee believes that the longer performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period.

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Stock options become exercisable over a four-year period and remain exercisable for up to ten years (seven years for options issued from 2005 to 2009) from the date of grant, encouraging executives to look to long-term appreciation in equity values.

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Named executive officers are required to acquire over time and hold as long as they are executive officers of the Company shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the chief executive officer. To the extent these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the after-tax gain (100% in the case of the chief executive officer) realized on exercise of options for a minimum 12 months.

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If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

Each of these elements of the compensation program other than the share retention requirements apply to all of the senior executives of the Company, and all but the share retention requirements and performance tests for equity awards apply to all participants in the program.

With the assistance of its independent consultant, the Committee has reviewed the Company’s policies and practices for its employees and determined that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Fixed Compensation

Two elements of compensation for executive officers are not performance-based: base salary and benefits and perquisites, including pension benefits. These elements are discussed below.

Base Salary.    Base salary provides fixed compensation to an individual that reflects his or her job responsibilities, experience, value to the Company, and demonstrated performance.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Salaries or minimum salaries for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs, are determined in their employment agreements. These salaries or minimum salaries and the amount of any increase over minimums are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and

•	the recommendations of the president and chief executive officer (except in the case of his own compensation).

Where not specified by contract, salaries are generally reviewed annually.

Benefits and Perquisites.    Employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs provide that each is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company. Thus named executive officers receive benefits the Company provides to its salaried employees, including health care coverage, life and disability insurance protection, reimbursement of certain educational expenses and access to favorably priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, to encourage ongoing education in job-related areas and to allow employees to take advantage of reduced insurance rates available for group policies.

In addition to the benefits provided to salaried employees generally, executive officers receive benefits and perquisites that are substantially the same as those offered to other officers of the Company at or above the level of vice president, including: the option of receiving an automobile supplied by the Company (including insurance, maintenance and fuel) or a monthly payment in lieu of the automobile benefit; relocation assistance; eligibility for reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of up to $1,500 for an annual physical exam; complimentary access to the Company’s theme parks and some resort facilities and discounts on Company merchandise and resort facilities; and personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged. In addition to the benefits and perquisites provided to other employees at or above the vice president level, executive officers may be eligible to receive basic financial planning services, enhanced excess liability coverage, increased relocation assistance, and an increased automobile benefit. Of the named executive officers only Mr. Iger, Mr. Braverman and Mr. Staggs remain entitled to the Family Income Assurance Plan, as that program is being phased out and is available only to those whose current employment agreements provide the right to this benefit. The Company pays the cost of security services and equipment for the president and chief executive officer in an amount that the Board believes is reasonable in light of his security needs and, in the interest of security, requires the chief executive officer to use corporate aircraft for personal travel. Other senior executive officers are also permitted at times to use corporate aircraft for personal travel at the discretion of the chief executive officer.

Retirement Plans.    The Company maintains defined benefit and defined contribution retirement programs for its salaried employees in which the Company’s named executive officers participate. These programs aim to recruit and retain talent by helping provide financial security into retirement and rewarding and motivating tenure.

In addition to the Company’s tax-qualified defined benefit plans, the Company main-

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

tains non-qualified defined benefit plans in which the named executive officers participate. All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limit the benefit to participants whose compensation exceeds these limits. In order to provide retirement benefits commensurate with salary levels, the non-qualified plans provide benefits to key salaried employees, including the named executive officers, using the same formula for calculating benefits as is used under the tax-qualified plans but on compensation in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. Additional information regarding the terms of retirement programs for named executive officers is included in “Compensation Tables — Pension Benefits” beginning on page 44.

Competitive Considerations

In designing the Company’s compensation program, the Committee seeks to offer compensation that responds to the competitive market for executive talent in such a way that the Company can attract executives of the highest caliber. We consider the competitive landscape in determining the mix of compensation elements, the level of compensation and other specific terms of compensation packages, and we seek to promote attraction and retention of executives by offering the opportunity for compensation that is competitively desirable in the event of successful performance.

The Company is a complex organization that operates and recruits talent across diverse industries and markets and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the business or businesses in which the individual operates and the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because of the complex mix of businesses in which the Company is engaged, the Company believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the Committee does not attempt to maintain a specific target percentile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include broad public company indexes such as Fortune 100 companies, the four U.S. public companies that are major, complex, diversified and publicly-held entertainment companies (CBS Corp., News Corp., Time Warner and Viacom), and a group of companies proposed by management, which the Committee believes are relevant to its determinations in a number of respects, including size, complexity, diversity and global presence. The Committee periodically revises this group, which, at the beginning of fiscal 2010, consisted of the following 29 companies:

•Accenture	•IBM
•Amazon.com	•Johnson & Johnson
•Apple	•Kimberly-Clark
•AT&T	•Microsoft
•CBS	•News Corp.
•Cisco Systems	•Oracle
•Colgate Palmolive	•Pepsico
•Comcast	•Procter & Gamble
•Dell	•SAP
•DirectTV	•Texas Instruments
•Emerson Electric	•Time Warner Cable
•EMC	•Time Warner
•Google	•Verizon Communications
•Hewlett-Packard	•Viacom
•Intel

By the end of the fiscal year, this list was revised to add Coca Cola (because it is deemed to be a comparably-sized business whose consumer-oriented focus was determined to be similar to that of the Company) and to delete Emerson Electric and SAP (because their revenues are significantly below the median revenue of the group and their consumer focus is indirect).

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Other Considerations

Employment Agreements.    The Committee enters into employment agreements with senior officers when it determines that an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. With respect to the named executive officers, the Company has entered into employment agreements with Mr. Iger (for a term through January 31, 2013), Mr. Rasulo (for a term through January 31, 2015), Mr. Braverman (for a term through September 30, 2013), Mr. Mayer (for a term through September 30, 2012), Ms. Parker (for a term through August 31, 2012) and Mr. Staggs (for a term through March 31, 2013).

Employment agreements with executive officers provide executive officers with certain benefits upon termination of their employment in various circumstances, as described under “Compensation Tables — Payments and Rights on Termination,” beginning on page 46. The termination provisions define the rights of the executives and the Company in various termination scenarios and serve a variety of purposes including providing benefits to the executive and his or her family in the event of the death or disability of the executive, defining when an executive can be terminated with cause and receive no further compensation, and clearly defining rights in the event of a termination in other circumstances.

The agreements specifically define benefits that are provided in the event of termination following a change in control, which are intended to motivate executive officers to remain with the Company despite the uncertainty and dislocation that arises in the context of change in control situations and to ensure that opportunities for change in control are evaluated in light of shareholders’ long-term interests rather than any loss of prospective compensation the executive may suffer as a result of the change in control.

The termination provisions are also designed to align executives’ interests with long-term shareholder growth by providing that, in those circumstances in which bonus payments are made and equity awards vest after termination, the payments and awards are (except in the case of vesting of restricted stock units following termination due to death or disability) subject to the same performance measures (other than the test to assure deductibility under Section 162(m)) as apply if there is no termination.

Other material terms of the employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs are described under “Fixed Compensation” above and “Fiscal 2010 Decisions” below.

Tax deductibility.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee has structured awards to executive officers under the Company’s annual performance-based bonus program and equity awards program to qualify for this exemption. However, the Committee believes that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries for executive officers that were not fully deductible because of Section 162(m) at the time of approval and retains the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Fiscal 2010 Decisions

The following is a discussion of specific decisions made by the Compensation Committee in fiscal year 2010 or with respect to fiscal year 2010 compensation for the named executive officers.

Employment Agreements

During the fiscal year, the Compensation Committee approved the terms of a new employment agreement for Mr. Rasulo in connection with his becoming Senior Executive Vice President and Chief Financial Officer, and approved an amendment to Mr. Staggs’ employment agreement in connection with his becoming Chairman, Walt Disney Parks and Resorts Worldwide. The material terms for Mr. Rasulo’s and Mr. Staggs’ employment agreements are described under “Other Considerations — Employment Agreements” and “Fixed Compensation” above and “Compensation Tables — Payments and Rights on Termination,” beginning on page 46. On Mr. Iger’s recommendation, the Committee determined that the terms of Mr. Rasulo’s new employment agreement should be substantially similar to the terms of Mr. Staggs’ employment agreement when he served as Senior Executive Vice President and Chief Financial Officer, except that:

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the amount of reimbursement for excise taxes on compensation received on termination following a change in control in Mr. Rasulo’s agreement is limited to $2,000,000, which was the amount in his prior employment agreement, rather than the $4,000,000 in Mr. Staggs’ agreement; and

•	consistent with the Committee’s determination in fiscal 2009 to phase out the Family Income Assistance Plan, Mr. Rasulo’s agreement provides that he is not entitled to this benefit.

The amendment to Mr. Staggs’ employment agreement retained the substantive terms of his employment agreement, but made the following changes to conform the agreement to his new position: changed his duties to those of Chairman, Walt Disney Parks and Resorts Worldwide;

assigned the employment relationship to Walt Disney Parks and Resorts Worldwide; and provided that Mr. Staggs’ bonus opportunity for fiscal 2011 and thereafter and equity awards and perquisites after the date of the amendment would be comparable to those offered the most senior officers of subsidiaries of The Walt Disney Company rather than those offered to executive officers of The Walt Disney Company.

Consistent with past practice, the Committee has reviewed the practice of providing compensation for certain executives who are subject to excise taxes on compensation received on termination following a change in control. During fiscal 2009, the Committee determined that it would establish a cap on this reimbursement in connection with any renegotiation of material terms of, or renewal or replacement of, employment agreements with any executive officer. In light of additional feedback from the Company’s shareholder base and considering evolving market practices, the Compensation Committee, subsequent to the end of fiscal 2010, adopted a policy that it will not, without shareholder approval, include reimbursement for excise taxes payable by an executive upon termination following a change in control in any future agreements with executive officers or in any material amendments or extensions of existing agreements.

Base Salary

Employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs provide for a base salary as follows:

•	Mr. Iger’s employment agreement provides for Mr. Iger to receive an annual salary of at least $2,000,000.

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Mr. Rasulo’s employment agreement provides for an annual salary of $1,400,000 for the first year of the agreement, effective January 1, 2010, and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $1,400,000.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

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Mr. Braverman’s employment agreement provides for an annual salary of $1,100,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $1,100,000. Based on Mr. Iger’s recommendation, Mr. Braverman’s performance during the preceding year and the fact that Mr. Braverman did not receive an increase in salary in 2009, the Committee in fiscal 2010 approved an increase in Mr. Braverman’s salary to $1,150,000 effective February 1, 2010.

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Mr. Mayer’s employment agreement provides for an annual salary of $700,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary of no less than that amount for subsequent years in its sole discretion. Based on Mr. Iger’s recommendation, Mr. Mayer’s performance during the preceding year and the fact that Mr. Mayer did not receive an increase in salary in 2009, the Committee in fiscal 2010 approved an increase in Mr. Mayer’s salary to $725,000 effective February 1, 2010.

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Ms. Parker’s employment agreement provides for an annual salary of $550,000 for the first year of the agreement, effective September 1, 2009 and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $550,000. Based on Mr. Iger’s recommendation and Ms. Parker’s performance during the preceding year, the Committee in fiscal 2010 approved an increase in Ms. Parker’s salary to $625,000 effective September 1, 2010.

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Mr. Staggs’s employment agreement provides for an annual salary of $1,250,000 from April 1, 2008 through March 31, 2009, $1,325,000 through March 31, 2010, $1,400,000 through March 31, 2011, $1,450,000 through March 31, 2012 and $1,500,000 through March 31, 2013. In light of the adverse economic environment facing the Company’s businesses and efforts to reduce costs in response to these conditions, Mr. Staggs volunteered to defer the increase in his base salary scheduled in his employment agreement for April 1, 2009 until February 2010. As scheduled, his salary increased to $1,400,000 effective April 1, 2010.

Annual Performance Bonuses for Named Executive Officers

The Committee approved one change in the performance bonus program design during fiscal 2010. The program had previously provided that the maximum performance factor applied to the 70% portion of the annual award based on financial performance would be 200% for the President and Chief Executive Officer, the Senior Executive Vice President and Chief Financial Officer and the Senior Executive Vice President and General Counsel and 150% for other executive officers. Based on its experience in applying the terms of the program, the Committee determined that the maximum factor should be consistent among all executive officers, and therefore standardized the maximum financial performance factor at 200% for all named executive officers.

The Committee approved the following target bonuses for the named executive officers for fiscal 2010:

Named Executive Officer	Target Bonus
Robert A. Iger	$10,000,000
James A. Rasulo	200% of fiscal year-end salary
Alan N. Braverman	200% of fiscal year-end salary
Kevin A. Mayer	125% of fiscal year-end salary
M. Jayne Parker	100% of fiscal year-end salary
Thomas O. Staggs	200% of fiscal year-end salary

For each named executive officer, the targets were equal to the minimum amount set forth in their respective employment agreements.

In January 2010, the Committee also selected four financial performance measures to be used in making the determination with respect to the 70% portion of the target bonus based on financial performance measures. The Committee selected operating income, return on invested capital, after-tax free cash flow and earnings per share and established the performance ranges and weightings

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

shown in the table on the following page. The performance measures and relative weightings were the same as were used in fiscal 2009. The Committee selected the performance ranges based on recommendations of the chief executive officer and after reviewing the Company’s annual operating plan for fiscal 2010 and the long-term strategic plan. The Committee determined that performance below the threshold level of each range represented performance at a level that, in light of planned business operations and expected conditions for the year, represented marginal performance and that the maximum of each range represented exceptional performance in light of these conditions and expectations. In light of continuing economic uncertainty, the Committee established ranges that were narrower than those established for fiscal 2009 but broader than in years prior to 2009.

At the same time, the Committee also approved other Company-wide performance factors to be used in making the determination with respect to the 30% portion of the target bonus for each of the named executive officers. The Committee approved the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

•	Foster quality, creativity and innovation to differentiate our content, products and experiences

•	Prudently invest for growth with a focus on consumer-facing, brand and share building initiatives across global markets

•	Invest in our people including an emphasis on diversity, leadership and succession planning

•	Successfully integrate the Marvel businesses and franchises.

The bonuses awarded to the named executive officers were determined as follows:

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Performance for the fiscal year on the four financial performance measures was compared to the performance range for each of the measures established by the Committee at the beginning of the fiscal year. A performance factor was calculated for each of the four financial performance measures, with the performance factor equal to zero if the bottom of the performance range was not achieved and the factor increasing from 35% to 200% from the bottom of the performance range to the top of performance range. The resulting performance factor for each financial performance measure was multiplied by the weight shown below to arrive at a weighted multiple, and the four weighted multiples were added to arrive at an aggregate financial performance multiple, as shown below.

	Performance Range	Adjusted Actual Fiscal Year 2010 Performance
Performance Measure	(dollars in millions except per share amounts)		Resulting Performance Factor	Weight	Weighted Multiple
Operating income	$4,063-$8,803	$7,556	139%	.250	34.7%
Return on invested capital*	4.6%-9.6%	8.5%	147%	.250	36.8%
After-tax free cash flow**	$1,191-$5,658	$4,059	140%	.214	30.1%
Earnings per share	$1.07-$2.31	$2.06	153%	.286	43.6%
Aggregate Financial Performance Goal Multiple***					145.1%

*	“Return on invested capital” is aggregate segment operating income less corporate and unallocated shared expenses and income tax expense, divided by average net assets (including gross goodwill) invested in operations, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects our actual ownership percentage rather than on a consolidated basis).
**	“After-tax free cash flow” is cash provided by operations less investments in parks, resorts and other properties, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects our actual ownership percentage rather than on a consolidated basis).
***	Total may not equal the sum of the column due to rounding.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

In comparing actual performance for fiscal year 2010 to the performance ranges, the Committee adjusted the ranges to reflect the acquisition of Marvel and excluded the impacts of the following items in determining the adjusted actual performance: restructuring and impairment charges; gains on the sale of businesses; and a gain recorded in connection with the acquisition of Disney Store Japan. The amounts included in the table above reflect these adjustments.

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The Committee then evaluated each officer’s performance against the other performance objectives established in January 2010 as set forth above. With respect to performance by each executive officer, the Committee determined (in the case of Mr. Iger) and concurred with Mr. Iger’s conclusions (with respect to the other executive officers) that:

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Mr. Iger led the Company’s emergence from the extraordinary difficult economic environment of the prior year, delivering robust financial growth during this fiscal year while continuing to positio n the Company for growth over the long-term. Results for the year were driven substantially by execution on one of Mr. Iger’s strategic priorities – the creation of quality creative product – through creative successes including record ratings for Disney Channel, ESPN and ABC Family and the release of two films – Alice in Wonderland and Toy Story 3 – that achieved over $1 billion in worldwide box office. Mr. Iger continued to stress innovation by implementing a new approach to managing the Company’s presence on social networks. Mr. Iger took substantial steps to continue development of management leadership through implementation of new, and management of recent changes in, senior executive positions.

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Mr. Rasulo successfully transitioned into his new role as Chief Financial Officer, quickly assuming the new role, earning respect internally and externally and bringing a fresh perspective to the position. His accomplishments included leading an overall efficiency review, implementing changes in corporate structure and instigating efforts to enhance career planning at the corporate level with increased emphasis on cross-segment and cross-function review in filling open positions. He also led significant aspects of the integration of Marvel.

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Mr. Braverman continued to provide outstanding leadership of the legal function and assumed new responsibilities for government relations. His accomplishments included: actions that led to the realization of savings in the legal function and reducing costs from budgeted levels; selecting new leadership for US-based government relations activities and for China-based government relations; and developing a long- term global policy strategy and recruiting leadership for that function. In addition, Mr. Braverman played a significant role in the integration of Marvel and successfully implemented the Company’s diversity initiative in filling openings in the legal department.

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Mr. Mayer brought an innovative approach to the corporate strategy and development function, identifying acquisitions such as Playdom that bring important capabilities and quality content to the Company. He successfully pursued cost mitigation efforts and completed significant transactions during the year without use of outside advisors. Mr. Mayer also contributed extraordinary efforts in leading the transaction for the successful sale of Miramax during the fiscal year.

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Ms. Parker rapidly made a substantial contribution in her new role as Chief Human Resources Officer bringing a strategic mind-set and collaborative style that resulted in immediate improvements to the efficiency of the human resources function across the enterprise. Her accomplishments during the year included: the first enterprise-wide employee survey; leadership of an enterprise-wide redesign of the talent planning and succession process; streamlining of the recruiting process across the Company; and establishment of a Company-wide diversity roadmap.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

•

Mr. Staggs assumed the responsibilities in his new role as Chairman, Walt Disney Parks and Resorts Worldwide extremely well, gaining the respect of his new team, quickly learning the business and providing strong leadership. He effectively managed the business through the ongoing economic recovery and is lead ing implementation of investments in upgrading and expansion of park and resort facilities in Florida, California, Hawaii and China and in new cruise ships.

In light of the factors described above and (except in the case of Mr. Iger), Mr. Iger’s recommendations, the Committee established the individual performance factors set forth below for each of the named executive officers. In particular, the factor established for Mr. Mayer reflected his extraordinary effort in connection with the sale of the Miramax film business, for which the majority of the work was completed during the fiscal year.

•	The Committee then calculated final fiscal year 2010 bonuses for the named executive officers as follows, rounding to the nearest $10,000:

BONUS CALCULATION FOR FISCAL 2010

	Target Bonus	Company Performance Amount			Individual Performance Amount			Calculated Bonus Amount (Rounded)
		70% of Target	Multiple	Subtotal	30% of Target	Multiple	Subtotal
Robert A. Iger	$10,000,000	$7,000,000	145.1%	$10,158,279	$3,000,000	110%	$3,300,000	$13,460,000
James A. Rasulo	2,800,000	1,960,000	145.1%	2,844,318	840,000	102%	856,800	3,700,000
Alan N. Braverman	2,300,000	1,610,000	145.1%	2,336,404	690,000	100%	690,000	3,030,000
Kevin A. Mayer	906,250	634,375	145.1%	920,594	271,875	245%	666,094	1,590,000
M. Jayne Parker	625,000	437,500	145.1%	634,892	187,500	113%	211,875	850,000
Thomas O. Staggs	2,800,000	1,960,000	145.1%	2,844,318	840,000	102%	856,800	3,700,000

Long-Term Incentive Compensation

The Committee made regular annual equity awards to the named executive officers in January 2010. Consistent with the equity award policies described under “Performance-Based Compensation — Equity-Based Compensation” above, the Committee awarded restricted stock units and options, with 30% of the grant-date fair value of the award in the form of restricted stock units subject to performance vesting conditions in addition to the Section 162(m) test, 30% in the form of restricted stock units subject only to the Section 162(m) test and 40% in the form of options. Awards made to Mr. Staggs were not subject to the Section 162(m) test. The number of options and units awarded was determined by valuing stock unit awards at an amount equal to the dollar amount of the award allocated to stock units by the market price on the date of grant without taking into account any valuation adjustments related to achievement of performance tests. On this basis, the value of the award to Mr. Iger was $11,000,000. The value of the awards to Mr. Rasulo,

Mr. Braverman and Mr. Staggs were equal to $4,200,000, $2,200,000 and $4,200,000, respectively, which were equal to the minimum provided in their respective employment agreements. The values of the award to Mr. Mayer and Ms. Parker, neither of whom have contractually agreed minimums, were $1,700,000 and $1,200,000, respectively. In addition, Mr. Braverman assumed responsibility for governmental affairs at the beginning of the calendar year and he therefore received an award of 50,000 restricted stock units in January 2010, as provided by the terms of his employment agreement, which required the award of these units upon his assuming a significant increase in his responsibilities. The number of restricted stock units and options is reflected in the Fiscal 2010 Grants of Plan Based Awards table on page 36 below.

In determining the annual grants of restricted stock units and options for each executive officer, the Committee considered the minimums required by employment agreements, where applicable, and the Company’s overall long-term incentive guidelines for all executives, which

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s stock with the dilutive effect of equity compensation awards. The Committee also considered Mr. Iger’s recommendations, except in the case of Mr. Iger’s own agreement and award. In determining the size of the equity award for Mr. Iger, the Committee chose a value in excess of the minimum required by his contract to reward Mr. Iger’s excellent management of the Company in a difficult economic environment.

Benefits and Perquisites

The Committee did not make any changes in the Company’s policies with respect to benefits and perquisites during fiscal year 2010.

Deductibility of Compensation

Awards to executive officers under the Management Incentive Bonus Program and the long-term incentive program include a test specifically designed to ensure that the awards are fully deductible under Section 162(m). As required by Sec-

tion 162(m), the criterion established must not be certain of being achieved at the time it is set. The regulations under Section 162(m) specifically indicate that a test based on profitability is not assured of being attained. Accordingly, our bonus program and equity award program both use a test based on adjusted net income, which means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For the one-year period ending at the end of fiscal 2010, the adjusted net income target was $2.03 billion, and the Company achieved adjusted net income of $4.04 billion. Net income was adjusted by reducing it for the amount of gains on the sale of businesses ($75 million) and the amount of a gain recorded in connection with the acquisition of The Disney Store Japan ($21 million) and by increasing it to reflect restructuring and impairment charges ($169 million). Therefore, bonuses earned in fiscal 2010 and restricted stock units vesting in fiscal 2010 are deductible under Section 162(m).

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Compensation Tables

The following table provides information concerning total compensation earned in fiscal 2008, fiscal 2009 and fiscal 2010 by the chief executive officer, the chief financial officer and the three other persons serving as executive officers at the end of fiscal 2010 who were the most highly compensated executive officers of the Company in fiscal 2010. In addition, we have included information for fiscal 2010 with respect to Thomas O. Staggs, who was Senior Executive Vice President and Chief Financial Officer through December 31, 2009, after which he became Chairman, Walt Disney Parks and Resorts, Worldwide. These six officers are referred to as the named executive officers in this proxy statement. Information regarding the amounts in each column follows the table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary[1]	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation	Total
Robert A. Iger	2010	$2,000,000	$7,359,060	[2]	$4,399,991		$13,460,000	$1,600,480	[4]	$798,433	$29,617,964
President and Chief Executive Officer	2009	2,038,462	5,940,006		3,598,402		9,260,000	2,343,143	[4]	741,601	23,921,614
	2008	2,000,000	5,904,000		28,449,997	[3]	13,945,493	156,761		773,090	51,229,341

James A. Rasulo	2010	1,350,769	2,809,839	[2]	1,680,005		3,700,000	963,953	[4]	30,556	10,535,122
Senior Executive Vice President and Chief Financial Officer

Alan N. Braverman	2010	1,133,654	3,027,854	[2],5	880,002		3,030,000	640,105	[4]	56,395	8,768,010
Senior Executive Vice President, General Counsel and Secretary	2009	1,120,769	4,487,539	[5]	879,614		2,035,000	815,439	[4]	34,150	9,372,511
	2008	1,032,885	1,180,800		686,393		3,000,000	277,071		67,649	6,244,798

Kevin A. Mayer	2010	716,827	1,137,357	[2]	679,999		1,590,000	249,821	[4]	20,160	4,394,164
Executive Vice President, Corporate Strategy and, Business Development	2009	713,269	996,633		603,737		900,000	257,100	[4]	19,889	3,490,628
	2008	646,442	619,920		360,358		1,025,000	52,824		18,956	2,723,500

M. Jayne Parker	2010	556,634	802,861	[2]	480,005		850,000	300,774	[4]	27,501	3,017,775
Executive Vice President and Chief Human Resources Officer

Thomas O. Staggs[6]	2010	1,338,558	2,809,839	[2]	1,680,005		3,700,000	632,529	[4]	48,539	10,209,470
Chairman, Walt Disney Parks and Resorts, Worldwide	2009	1,274,038	2,623,517		1,589,294		2,450,000	717,797	[4]	43,786	8,698,432
	2008	1,187,019	9,151,200	[7]	1,029,586		4,100,000	47,617		78,097	15,593,519

[1]	The amounts reflect compensation for 53 weeks in fiscal year 2009 compared to 52 weeks in fiscal 2010 and fiscal 2008 due to the timing of fiscal period end.
[2]

Stock awards for fiscal 2010 include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values for fiscal 2010 would be $8,250,068, $3,150,044, $3,206,060, $1,275,064, $900,068 and $3,150,044 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs, respectively.

[3]

The amount recorded for fiscal 2008 includes $25,018,048, relating to an award of options to purchase 3,000,000 shares at an exercise price of $29.51 per share and scheduled to vest through 2013, which was awarded to Mr. Iger in fiscal 2008 as an inducement to enter into an extended employment agreement.

[4]

As described more fully under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below, the change in this amount from fiscal 2008 to fiscal 2009, and from fiscal 2009 to fiscal 2010, is driven largely by changes in the discount rate applied to calculate the present value of future pension payments.

[5]

The amount recorded for fiscal 2010 includes $1,556,000 relating to an award of 50,000 restricted stock units scheduled to vest through 2014 awarded to Mr. Braverman in fiscal 2010 as provided in an employment agreement entered into in fiscal 2009 and upon Mr. Braverman’s assumption of new duties in fiscal 2010. The amount recorded for fiscal 2009 includes $3,035,500 relating to an award of 100,000 restricted stock units scheduled to vest through 2012 awarded to Mr. Braverman in fiscal 2009 as an inducement to enter into the employment agreement.

[6]	Mr. Staggs is included in the table because he was Senior Executive Vice President and Chief Financial Officer during the fiscal year.
[7]

The amount recorded for fiscal 2008 includes $7,380,000 relating to an award of 250,000 restricted stock units scheduled to vest in 2013 awarded to Mr. Staggs in fiscal 2008 as an inducement to enter into a new employment agreement.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Salary.    This column sets forth salary earned during each fiscal year, none of which was deferred.

Stock Awards.    This column sets forth the grant date fair value of grants during each fiscal year of restricted stock units awarded as part of the Company’s long-term incentive compensation program. The grant date fair value of all restricted stock unit awards is equal to the number of units awarded times the average of the high and low trading price of the Company’s common stock on the grant date subject to valuation adjustments for restricted stock units that have performance vesting conditions other than the test to assure deductibility under Section 162(m). The valuation adjustments are determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant date fair value of restricted stock units awarded during fiscal 2010 is also included in the Grants of Plan Based Awards table on page 36.

Option Awards.    This column sets forth the grant date fair value of grants during each fiscal year of options awarded to the named executive officers. The grant-date fair values of options were calculated using the binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal year 2010. The grant date fair value of options awarded during fiscal 2010 is also included in the Grants of Plan Based Awards table on page 36.

Non-Equity Incentive Plan Compensation.    This column sets forth the amount of compensation earned by the named executive officers under the Company’s Management Incentive Bonus program during each fiscal year. A description of the Company’s annual performance-based bonus program is included in the discussion of “Performance Based Compensation” in the “Compensation Objectives and Program Design” section, and the determination of performance-based bonuses for fiscal 2010 is described in the discussion of “Annual Performance Bonus for Named Executive Officers” in the “Fiscal 2010 Decisions” section, of the Compensation

Discussion and Analysis, beginning on page 14.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year reported. The amounts recorded in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. As a result of a reduction in prevailing interest rates in the credit markets during late 2008 and 2009, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 7.00% for fiscal 2008 to 5.75% for fiscal 2009, driving the substantial increases in the present value of future payments reported for fiscal 2009. The discount rate continued to decrease to 5.25% for fiscal 2010 contributing to a further increase in the present value of future payments. The increase in pension value resulting from the change in the discount rate does not result in any increase in the benefits payable to participants under the plan. None of the named executive officers had earnings on deferred compensation other than Mr. Iger, whose earnings on deferred compensation, which are disclosed below under “Deferred Compensation,” were not above market rates and therefore are not included in this column.

All Other Compensation.    This column sets forth compensation that is not included in other columns, including:

•	the incremental cost to the Company of perquisites and other personal benefits;

•	the amount of Company contributions to employee savings plans; and

•	the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the named executive officers.

In accordance with SEC interpretations of its rules, the table includes the incremental cost of some items that are provided to executives for business purposes but which may not be considered integrally related to the executive’s duties.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following table identifies the incremental cost of each perquisite or personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2010.

FISCAL 2010 PERQUISITES AND PERSONAL BENEFITS
	Personal Air Travel	Security	Other	Total
Robert A. Iger	$192,284	$562,034	$38,390	$792,708
James A. Rasulo	—	—	24,859	24,859
Alan N. Braverman	—	—	50,670	50,670
Kevin A. Mayer	—	—	14,997	14,997
M. Jayne Parker	—	—	22,212	22,212
Thomas O. Staggs	—	—	42,727	42,727

The incremental cost of the items specified above was determined as follows:

•

Personal air travel:     the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied executives on flights that were business in nature. Where a personal flight coincided with repositioning of aircraft following a business flight, only incremental costs of the flight compared to an immediate repositioning of the aircraft are included.

•	Security: actual costs incurred by the Company for providing security equipment and services.

The column labeled “Other” in the table above includes the incremental cost to the Company of the vehicle benefit, personal air travel where the cost to the Company for personal air travel is less than $25,000, reimbursement of up to $450 for health club membership or exercise equipment, reimbursement of up to $1,500 for an annual physical exam and reimbursement of expenses for financial consulting. Executives also are entitled to the other benefits described in the Compensation Discussion and Analysis under the discussion of “Fixed Compensation” in the “Compensation Objectives and Program Design” section, which either involved no incremental cost to the Company or are offered through programs that are available to substantially all of the Company’s salaried employees.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Grants of Plan Based Awards

The following table provides information concerning the range of awards available to named executive officers under the Company’s management incentive bonus program for fiscal 2010 and information concerning option and restricted stock unit awards made to named executive officers during fiscal 2010. Additional information regarding the amounts in each column follows the table.

FISCAL 2010 GRANTS OF PLAN BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Closing Price of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
	Grant Date	Threshold	Target	Maximum	Threshold	Target		Maximum
Robert A. Iger	1/13/10									465,578	$31.12	$31.29	$4,399,991
	1/13/10				106,042	212,084		265,105					7,359,060	[1]
		$3,500,000	$10,000,000	$20,000,000
James A. Rasulo	1/13/10									177,767	31.12	31.29	1,680,005
	1/13/10				40,489	80,978		101,223					2,809,839	[1]
		$980,000	$2,800,000	$5,600,000
Alan N. Braverman	1/13/10					50,000	[2]						1,556,000
	1/13/10									93,116	31.12	31.29	880,002
	1/13/10				21,209	42,418		53,023					1,471,854	[1]
		$805,000	$2,300,000	$4,600,000
Kevin A. Mayer	1/13/10									71,953	31.12	31.29	679,999
	1/13/10				16,389	32,778		40,973					1,137,357	[1]
		$317,188	$906,250	$1,812,500
M. Jayne Parker	1/13/10									50,791	31.12	31.29	480,005
	1/13/10				11,569	23,138		28,923					802,861	[1]
		$218,750	$625,000	$1,250,000
Thomas O. Staggs	1/13/10								40,489				1,260,018
	1/13/10									177,767	31.12	31.29	1,680,005
	1/13/10				0	40,489		60,734					1,549,822	[1]
		$980,000	$2,800,000	$5,600,000

[1]

Stock awards for fiscal 2010 include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values for fiscal 2010 would be $8,250,068, $3,150,044, $1,650,060, $1,275,064, $900,068 and $1,890,027 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs, respectively.

[2]	Restricted stock units scheduled to vest through 2014 pursuant to the terms of Mr. Braverman’s 2008 employment agreement upon assumption of new duties under the agreement.

Grant date.    The Compensation Committee awarded the annual grant of stock options and restricted stock units for fiscal 2010 on January 13, 2010. The Compensation Committee approved awards under the Management Incentive Bonus Program on December 16, 2010.

Estimated Future Payouts Under Non-equity Incentive Plan Awards.    As described in the Compensation Discussion and Analysis, the Compensation Committee sets target bonuses at the beginning of the fiscal year under the Company’s Management Incentive Bonus Program and the Amended and Restated 2002 Executive

Performance Plan, and bonuses for named executive officers will, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target amount based on financial performance factors and other performance factors for the fiscal year, but the bonus may be zero if performance factors (including the Section 162(m) test) fall below threshold amounts or less than the calculated amounts if the Committee otherwise decides to reduce the bonus. As addressed in the discussion of Fiscal 2010 Decisions in the Compensation Discussion and Analysis, the employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman,

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Mr. Mayer, Ms. Parker and Mr. Staggs set a minimum target bonus. This column shows the range of bonus amounts for each named executive officer from the threshold to the maximum based on the target set at the beginning of the fiscal year. The actual amounts awarded for fiscal 2010 are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Estimated Future Payouts Under Equity Incentive Plan Awards.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2010 that are subject to performance tests as described below and/or to the test to assure eligibility for deduction under Section 162(m). These include:

•

units awarded to each of the named executive officers as part of the annual grant in January 2010, 50% of which are subject to the performance tests described in the Compensation Discussion and Analysis under the heading “Performance-based Compensation — Equity-based Compensation” and all of which (other than those awarded to Mr. Staggs) are subject to the test to assure eligibility under Section 162(m); and

•

units awarded to Mr. Braverman in January 2010 in connection with his assuming additional responsibilities as provided for in his employment agreement entered into October 1, 2008 (which are subject to the test to assure eligibility under Section 162(m)).

Vesting dates for all restricted stock units held as of the end of fiscal year 2010 are described under “Outstanding Equity Awards,” below.

In each of the cases described above (assuming the Section 162(m) test is met, where applicable):

•

If the total shareholder return test is below the 25th percentile and the earnings per share test is below the 50th percentile, the named executive officer will be entitled to receive on the applicable vesting date a number of shares equal to that set forth in the “threshold” column, plus any shares received as dividend equivalents prior to vesting, comprised of only those shares that are subject only to the Section 162(m) test. In this circumstance, none of the shares that are subject to additional performance tests will vest.

•

If the total shareholder return equals or exceeds the 25th percentile or earnings per share equals or exceeds the 50th percentile, the named executive officer will receive a number of shares equal to (a) those shares that are subject to only the Section 162(m) test; plus (b) the percentage of shares that are subject to additional performance tests as set forth in the table set forth on page 22 ( plus, in each case, any shares received as dividend equivalents prior to vesting). For example, the total number of shares vesting would equal the number in the “target” column if, on the measurement date, the total shareholder return test is met at the 50th percentile, and at the number in the “maximum” column if the total shareholder return equals or exceeds the 75th percentile.

(When dividends are distributed to stockholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date.) If the Section 162(m) test is not met on any measurement date, the executive would receive no shares on the applicable vesting date.

All Other Stock Awards: Number of Shares of Stock or Units.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2010 that are not subject to any performance tests (including the test to assure eligibility for deduction under Section 162(m)).

All Other Option Awards: Number of Securities Underlying Options.    This column sets forth options awarded to the named executive officers as part of the annual grant in January 2010. Vesting dates for

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

these options are described under “Outstanding Equity Awards,” below. The options are scheduled to expire ten years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options.    These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column sets forth the grant

date fair value of stock and option awards calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards and options is determined as described on page 34, above.

Outstanding Equity Awards

The following table provides information concerning unexercised options and unvested restricted stock unit awards held by the named executive officers of the Company as of October 2, 2010. Information regarding the amounts in the columns follows the table.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2010
		Option Awards					Stock Awards
										Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Units That Have Not Vested		Market Value of Unearned Units That Have Not Vested
		Exercisable	Unexercisable
Robert A. Iger	06/27/05	274,241	—		$25.81	06/27/12	—		—	—		—
	10/02/05	—	—		—	—	—		—	107,479	(A)	3,583,346
	01/09/06	411,000	—		24.87	01/09/13	—		—	—		—
	01/10/07	283,333	94,445	(B)	34.27	01/10/14	—		—	100,154	(C)	3,339,143
	01/09/08	210,526	210,527	(D)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	102,828	(E)	3,428,286
	01/31/08	1,000,000	2,000,000	(F)	29.51	01/31/15	—		—	—		—
	01/14/09	120,000	360,000	(G)	20.81	01/14/16	—		—	252,999	(H)	8,434,983
	01/13/10	—	465,578	(I)	31.12	01/13/20	—		—	265,105	(J)	8,838,601
James A. Rasulo	02/05/01	100,000	—		$30.23	02/05/11	—		—	—		—
	01/22/04	150,000	—		24.64	01/22/14	—		—	—		—
	01/03/05	80,000	—		28.04	01/03/12	—		—	—		—
	06/27/05	20,000	—		25.81	06/27/12	—		—	—		—
	01/09/06	110,000	—		24.87	01/09/13	—		—	—		—
	01/10/07	74,250	24,750	(B)	34.27	01/10/14	13,124	(K)	437,543	13,124	(K)	437,543
	01/09/08	52,632	52,632	(D)	29.90	01/09/15	12,997	(L)	433,334	—		—
	01/30/08	—	—		—	—	—		—	12,853	(M)	428,519
	01/14/09	28,000	84,000	(G)	20.81	01/14/16	25,355	(N)	845,332	33,680	(N)	1,122,887
	01/13/10	—	177,767	(I)	31.12	01/13/20	—		—	101,223	(J)	3,374,758
Alan N. Braverman	02/05/01	80,000	—		$30.23	02/05/11	—		—	—		—
	01/28/02	197,500	—		22.20	01/28/12	—		—	—		—
	01/24/03	84,000	—		17.14	01/24/13	—		—	—		—
	03/19/03	60,000	—		16.70	03/19/13	—		—	—		—
	01/22/04	150,000	—		24.64	01/22/14	—		—	—		—
	01/03/05	60,000	—		28.04	01/03/12	—		—	—		—
	01/09/06	87,000	—		24.87	01/09/13	—		—	—		—
	01/10/07	69,000	23,000	(B)	34.27	01/10/14	6,565	(O)	218, 876	24,391	(C)	813,197
	01/09/08	42,106	42,106	(D)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	20,566	(E)	685,670
	10/02/08	—	—		—	—	—		—	102,828	(P)	3,428,284
	01/14/09	29,334	88,001	(G)	20.81	01/14/16	—		—	61,846	(H)	2,061,937
	01/13/10	—	—		—	—	—		—	50,000	(Q)	1,667,000
	01/13/10	—	93,116	(I)	31.12	01/13/20	—		—	53,023	(J)	1,767,770
Kevin A. Mayer	06/27/05	30,000	—		$25.81	06/27/12	—		—	—		—
	01/09/06	40,000	—		24.87	01/09/13	—		—	—		—
	01/10/07	33,000	11,000	(B)	34.27	01/10/14	—		—	11,665	(C)	388,897
	01/09/08	22,105	22,106	(D)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	10,796	(E)	359,939
	01/14/09	20,133	60,401	(G)	20.81	01/14/16	—		—	42,449	(H)	1,415,274
	01/13/10	—	71,953	(I)	31.12	01/13/20	—		—	40,973	(J)	1,366,023
M. Jayne Parker	02/05/01	2,882	—		$30.23	02/05/11	—		—	—		—
	01/28/02	8,000	—		22.20	01/28/12	—		—	—		—
	01/22/04	7,200	—		24.64	01/22/14	—		—	—		—
	01/03/05	4,800	—		28.04	01/03/12	—		—	—		—
	01/09/06	6,400	—		24.87	01/09/13	—		—	—		—
	01/10/07	4,500	1,500	(B)	34.27	01/10/14	1,447	(R)	48,228	—		—
	01/09/08	3,790	3,790	(D)	29.90	01/09/15	894	(L)	29,800	—		—
	01/30/08	—	—		—	—	—		—	884	(M)	29,473
	01/14/09	4,286	12,857	(G)	20.81	01/14/16	2,673	(N)	89,112	3,550	(N)	118,351
	01/13/10	—	50,791	(I)	31.12	01/13/20	—		—	28,923	(J)	964,276
Thomas O. Staggs	06/27/05	125,367	—		$25.81	06/27/12	—		—	—		—
	01/09/06	154,000	—		24.87	01/09/13	—		—	—		—
	01/10/07	90,000	30,000	(B)	34.27	01/10/14	12,348	(O)	411,686	31,814	(C)	1,060,683
	01/09/08	63,158	63,158	(D)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	30,848	(E)	1,028,472
	01/30/08	—	—		—	—	—		—	257,070	(S)	8,570,709
	01/14/09	53,000	159,000	(G)	20.81	01/14/16	—		—	111,743	(H)	3,725,496
	01/13/10	—	177,767	(I)	31.12	01/13/20	40,489	(T)	1,349,903	60,734	(T)	2,024,855

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable.    These columns report, for each officer and for each grant made to the officer, the number of shares of common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each grant with unexercisable options is shown under “Vesting Schedule,” below with options identified by the letter following the number of shares underlying options that are unexercisable. Vesting of options held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Shares or Units of Stock That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is not subject to performance vesting conditions nor the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 2, 2010. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, October 1, 2010, the last trading day of the Company’s fiscal year. The vesting schedule for each grant is shown below, with grants identified by the letter following the number of shares underlying the grant. Vesting of restricted stock units held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Unearned Units That Have Not Vested.    These columns report the maximum number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is subject to performance vesting conditions and/or the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 2, 2010 and includes units awarded to compensate for the dilu-

tive effect of the Company’s spin-off of the ABC Radio business. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, October 1, 2010, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown “Vesting Schedule,” below.

Vesting Schedule.    The options reported above that are not yet exercisable and restricted stock units that have not yet vested are scheduled to become exercisable and vest as set forth below.

(A)	Restricted stock units granted October 2, 2005 subject to performance tests: The remaining units vested on November 30, 2010 upon determination that the test to assure eligibility under Section 162(m) was satisfied.

(B)	Options granted January 10, 2007: The remaining unexercisable options became exercisable on January 10, 2011.

(C)	Restricted stock units granted January 10, 2007 subject to performance tests: The remaining units vested on January 10, 2011.

(D)	Options granted January 9, 2008: One half of the remaining unexercisable options became exercisable on January 9, 2011 and the remaining unexercisable options are scheduled to become exercisable on January 9, 2012.

(E)	Restricted stock units granted January 30, 2008 subject to performance tests: The remaining units are scheduled to vest on January 30, 2012, subject to determination that the test to assure eligibility under Section 162(m) was satisfied, except that vesting of half of the units is also subject to satisfaction of a total shareholder return or earnings per share test as described in prior proxy statements.

(F)	Options granted January 31, 2008 in connection with the extension of Mr. Iger’s employment agreement:

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

500,000 of the options become exercisable on each of January 31, 2011and January 31, 2012 and options with respect to 1,000,000 shares become exercisable on January 31, 2013.

(G)	Options granted January 14, 2009: One third of the remaining options became exercisable on January 14, 2011. One half of the then remaining unexercisable options are scheduled to become exercisable on each of January 14, 2012 and 2013.

(H)	Restricted stock units granted January 14, 2009 subject to performance tests: Approximately 43% of the units vested on January 14, 2011. One quarter of the then remaining units are scheduled to vest on each of January 14, 2012 and 2013, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. One half of the then remaining units are scheduled to vest on January 14, 2013, subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return or earnings per share test described in prior proxy statements.

(I)	Options granted January 13, 2010: One-fourth of the remaining unexercisable options became exercisable on January 13, 2011 and one-third of the then remaining unexercisable options are scheduled to become exercisable on each of January 13, 2012, 2013 and 2014.

(J)	Restricted stock units granted January 13, 2010 subject to performance tests: 10% of the units vested January 13, 2011 and 10% of the units vest on each of January 13, 2012, 2013 and 2014, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. The remaining units vest January 13, 2013 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of the total shareholder return and earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

(K)	Restricted stock units granted January 10, 2007, half of which were subject to performance tests: The remaining units vested on January 10, 2011.

(L)	Restricted stock units granted January 9, 2008: The remaining units are scheduled to vest on January 30, 2012.

(M)	Restricted stock units granted January 30, 2008, subject to performance tests: The remaining units are scheduled to vest on January 30, 2012, subject to satisfaction of total shareholder return or earnings per share test described in prior proxy statements.

(N)	Restricted stock units granted January 14, 2009, half of which were subject to performance tests: Approximately 43% of the units vested on January 14, 2011. One quarter of the then remaining units are scheduled to vest on each of January 14, 2012 and 2013. One half of the remaining units are scheduled to vest on January 14, 2013, subject to satisfaction of total shareholder return or earnings per share test described in prior proxy statements.

(O)	Restricted stock units granted January 10, 2007: The remaining units vested on January 10, 2011.

(P)

Restricted units awarded to Mr. Braverman on October 2, 2008 in connection with the execution of his new employment agreement. One half of these units vested upon the certification by the Compensation Committee on November 30, 2010 that the test to assure eligi-

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

bility under Section 162(m) was satisfied with respect to these units. The remaining units are scheduled to vest on October 2, 2012, subject to the test to assure eligibility under Section 162(m).

(Q)	Restricted stock units awarded to Mr. Braverman on January 13, 2010 pursuant to his employment agreement in connection with his assumption of new responsibilities. One half of these units vest on each of January 13, 2012 and 2014, subject to the test to assure eligibility under Section 162(m).

(R)	Restricted stock units granted January 10, 2007: The remaining units vested on January 10, 2011.

(S)	Restricted stock units granted to Mr. Staggs January 30, 2008 in connection with the execution of a new employment agreement and subject to performance tests: All of the units are scheduled to vest on
March 31, 2013, subject to determination that the test to assure eligibility under Section 162(m) is satisfied.

(T)	Restricted stock units granted January 13, 2010, 40% of which are subject to performance tests: 10% of the units vested January 13, 2011 and 10% of the units vest on each of January 13, 2012, 2013 and 2014. The remaining units vest January 13, 2013 subject to satisfaction of the total shareholder return and earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Option Exercises and Stock Unit Vesting During Fiscal 2010

The following table provides information concerning exercises of options and vesting of restricted stock units held by the named executive officers during fiscal 2010. Information regarding the amounts in the columns follows the table.

FISCAL 2010 OPTION EXERCISE AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert A. Iger	1,750,000	$21,181,908	515,142	$15,876,417
James A. Rasulo	150,000	1,754,610	89,089	2,792,882
Alan N. Braverman	40,000	191,000	73,671	2,286,447
Kevin A. Mayer	90,000	828,750	35,945	1,112,777
M. Jayne Parker	11,118	52,977	4,595	143,276
Thomas O. Staggs	935,000	7,934,067	162,600	5,035,393

The value realized on exercise of options is equal to the amount per share at which the executive sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the options times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of October 2, 2010, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLANS
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	152,261,767	[2]	$27.73	[3]	106,701,826	[4]
Equity compensation plans not approved by security holders	—		—		—
Total	152,261,767	[2]	$27.73	[3]	106,701,826	[4]

[1]

These plans are the Company’s Amended and Restated 2005 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, Amended and Restated 1995 Stock Incentive Plans, The Walt Disney Company/Pixar 1995 Stock Plan, and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (Disney/Pixar Plans were assumed by the Company in connection with the acquisition of Pixar).

[2]

Includes an aggregate of 32,504,206 restricted stock units and performance-based restricted stock units. Also includes options to purchase an aggregate of 19,919,739 shares, at a weighted average exercise price of $24.57, and 475,578 restricted stock units, in each case granted under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

[3]	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.
[4]

Includes 389,800 securities available for future issuance under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based on a percentage of total average monthly compensation plus a portion of average monthly compensation that exceeds $2,500 multiplied by years of credited service. Average monthly compensation is equal to base salary and excludes other compensation such as bonuses and equity compensation and is calculated based on the highest five consecutive years of compensation during the ten year period prior to termination or retirement, whichever is earlier. In addition, each participant receives a flat dollar amount derived from a table based solely on years and hours of service. Retirement benefits are non-forfeitable after five years of vesting service, or at age 65 after one year of service. After five years of vesting service, actuarially reduced benefits are paid to participants who retire before age 65 but on or after age 55.

In calendar year 2010, the maximum compensation limit under a tax-qualified plan was $245,000, and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $195,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. This plan recognizes deferred amounts of base salary for years prior to 2006 for purposes of determining applicable retirement benefits, and benefits are otherwise calculated on the same basis as under the tax-qualified plan.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also entitled to benefits under the ABC, Inc. Retirement Plan. Benefits under that plan are based on a percentage of average compensation and years of credited service while employed by ABC, Inc., less an actuarially determined Social Security offset, while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation includes salary and bonus, but excludes equity compensation, fringe benefits and expense allowances. Like the Company’s Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc., is a non-qualified, non-funded plan that provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. In addition, a term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer).

Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below).

Both Mr. Iger and Mr. Braverman are currently eligible for early retirement. The early retirement reduction for the Disney Salaried Retirement Plan and the Restated and Amended Key Plan is 50% at age 55, decreasing to 0% at age 65. The early retirement reduction for the ABC, Inc., Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. is 28% at age 55, decreasing to 0% at age 62 (the Social Security offset reduction at age 55 is 42%, decreasing to 0% at age 62).

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following table sets forth the present value to each of the named executive officers of the pension benefits to which he or she is entitled under each of the plans described above. The present values assume each officer retires at age 65 for purposes of the Disney Salaried Retirement Plan and the Amended and Restated Key Plan and age 62 for purposes of the ABC, Inc. Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable under the Disney plans; the earliest age at which unreduced benefits are payable under the ABC plans is age 62. The values also assume straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant.

FISCAL YEAR END 2010 PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service at Fiscal Year End	Present Value of Accumulated Benefit at Fiscal Year End	Payments During Last Fiscal Year
Robert A. Iger	Disney Salaried Retirement Plan	11	$560,549	—
	Disney Amended and Restated Key Plan	11	4,231,950	—
	ABC, Inc. Retirement Plan	25	805,085	—
	Benefit and Equalization Plan of ABC, Inc.	25	6,356,147	—

	Total		$11,953,731	—
James A. Rasulo	Disney Salaried Retirement Plan	25	767,960	—
	Disney Amended and Restated Key Plan	25	3,087,036	—

	Total		$3,854,996	—
Alan N. Braverman	Disney Salaried Retirement Plan	8	$571,489	—
	Disney Amended and Restated Key Plan	8	1,485,600	—
	ABC, Inc. Retirement Plan	9	258,727	—
	Benefit and Equalization Plan of ABC, Inc.	9	1,442,467	—

	Total		$3,758,282	—
Kevin A. Mayer	Disney Salaried Retirement Plan	13	$289,576	—
	Disney Amended and Restated Key Plan	13	518,747	—

	Total		$808,323	—
M. Jayne Parker	Disney Salaried Retirement Plan	22	$545,475	—
	Disney Amended and Restated Key Plan	22	260,754	—

	Total		$806,229	—
Thomas O. Staggs	Disney Salaried Retirement Plan	21	$505,446	—
	Disney Amended and Restated Key Plan	21	2,080,300	—

	Total		$2,585,746	—

The present values were calculated using the 5.25% discount rate assumptions set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal year 2010 and using actuarial factors including RP2000 white collar combined mortality table projected 10 years for males and females. The present values shown in the table are not available as lump sum payment under the plans.

Deferred Compensation

The Company does not now defer current compensation of any named executive officer on a basis that is not tax qualified, but from 2000 to 2005, $500,000 per year of Mr. Iger’s annual salary was deferred. Mr. Iger’s employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2010 was 2.38%. The following table sets forth the earnings on the deferred amount in fiscal 2010 and the aggregate balance including accumulated earnings as of October 2, 2010. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year. Because the earnings during this year and previous years were not above market or preferential, these amounts are not included in the Summary Compensation Table.

FISCAL 2010 NONQUALIFIED DEFERRED COMPENSATION
Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
$86,641	$3,730,826

Payments and Rights on Termination

Our named executive officers may receive compensation in connection with the termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs. The availability, nature and amount of this compensation differ depending on whether employment terminates because of:

•	death or disability;

•	the Company’s termination of the executive pursuant to the Company’s termination right or the executive’s decision to terminate because of action the Company takes or fails to take;

•	the Company’s termination of the employee for cause; or

•	expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers may receive under each of these termination circumstances is described below, including quantification of the amount each executive would have become entitled to assuming a termination at the end of fiscal 2010 under the circumstances described.

Any actual compensation received by our named executive officers in the circumstances described below may be different than we describe because many factors affect the amount of any compensation received. These factors include: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the Company’s stock price at the time of termination; and the executive’s age and service with the Company at the time of termination. In addition, although the Company has entered into individual agreements with each of our named executive officers, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in pre-existing agreements.

In each of the circumstances described below, our executive officers are entitled to earned, unpaid salary through the date of termination and accrued benefits that are unconditionally accrued as of the date of termination pursuant to policies applicable to all employees. In Mr. Iger’s case, this includes the deferred salary and interest earned on it as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because the amount of compensation to which the officer is entitled does not change because of the termination, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension benefits described under “Pension Benefits,” above, which become payable to all participants who have reached retirement age. Because they have reached retirement age under the plans, Mr. Iger and Mr. Braverman each would have been entitled to these early retirement benefits if their employment had terminated at the end of fiscal

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

year 2010. Because the pension benefits available to Mr. Iger and Mr. Braverman upon termination are not different from those described above under “Pension Benefits” except in ways that are equally applicable to all salaried employees, the nature and amount of pension benefits are not described or quantified below.

Death and Disability

The employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs each provide that if he or she dies or his or her employment terminates because of disability during the term of the agreement, he or she (or his or her estate) will receive a bonus for any fiscal year that had been completed at the time of his death or termination of employment due to disability but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed.

In addition, Mr. Iger, Mr. Staggs and Mr. Braverman are currently eligible for participation in the Company’s Family Income Assurance Plan, which is being phased out as described in the Compensation Discussion and Analysis, above. The plan provides that, in the event of the death of a participating key executive while employed by the Company, the eligible spouse, same sex domestic partner or dependent child is entitled to receive an amount equal to 100% of the executive’s salary in effect at the date of death for the first year after such date of death, 75% thereof during the second year, and 50% thereof during the third year.

In addition to the compensation and rights in the employment agreements described above, pursuant to the terms of the Amended and Restated 1995 Stock Incentive Plan and the Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 1995 and 2005 Plans, respectively), all options awarded to a participant (including the named executive officers) become exercisable upon the death of the participant and remain exercisable for 18 months, and all restricted stock units awarded to the participant under the plans will, to the extent the units had not previously been forfeited, vest and become payable upon the death or disability of the participant. Upon termination due to disability, the exercisability of options will not accelerate but the participant will have one year following termination (or 18 months in the case of participants who are eligible for immediate retirement benefits) rather than three months following termination to exercise options that were at the time of termination, or within three months would become, exercisable.

Options awarded after December 2009 (and awarded at least one year before termination) will continue to vest for three years after termination of employment by reason of disability and will remain exercisable until the earlier of three years after such termination and the original expiration date if the participant is age 60 or greater and has at least ten years of service at the time of termination due to disability except that this does not apply for certain employees outside the United States. As none of the awards to named executive officers covered by this provision had been awarded more than a year prior to the end of fiscal year 2010, it did not have any effect on the quantification of benefits described below.

In addition, Mr. Iger’s employment agreement provides that, upon his death, the restricted stock units (plus any dividend equivalent units that had accrued with respect to those units) awarded to Mr. Iger in connection with the signing of his 2005 employment agreement that had not previously vested will immediately vest. The agreement provides that upon Mr. Iger’s termination due to disability, these units will be distributed on the dates they would have vested in the absence of such termination, but without regard to whether the performance tests were satisfied as of those dates. All remaining units under this award vested October 2, 2010, subject to certification by the Compensation Committee that the test to assure eligibility under Section 162(m) was satisfied, which certification was made on November 30, 2010, and accordingly the affect of their acceleration in not included in the table below.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following table provides the value of benefits each of our executive officers would have received under compensation plans and their employment agreements or compensation arrangements in effect on the date of this proxy statement if their employment had terminated at the close of business on the last day of fiscal 2010 as a result of death or disability. The value of option acceleration is equal to the difference between the $33.34 closing market price of shares of the Company’s common stock on October 1, 2010 (the last trading day in fiscal 2010) and the weighted average exercise price of options with an exercise price less than the market price times the number of such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $33.34 market price of shares of the Company’s common stock on October 2, 2010 and the number of units that would accelerate as a result of (or, in the case of Mr. Iger’s disability, continue to vest despite) termination.

DEATH AND DISABILITY
	Cash Payment		Option Acceleration (only upon death)	Restricted Stock Unit Acceleration
Robert A. Iger	$17,960,000	[1]	$13,939,649	$22,273,292
James A. Rasulo	3,700,000	[1]	1,628,480	6,404,964
Alan N. Braverman	5,587,500	[1]	1,454,425	8,575,038
Kevin A. Mayer	1,590,000	[1]	992,715	3,256,927
M. Jayne Parker	850,000	[1]	286,923	1,086,385
Thomas O. Staggs	6,850,000	[1]	2,604,492	17,496,853

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2010 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus, in the cases of Mr. Iger, Mr. Braverman and Mr. Staggs, amounts payable under the Family Income Assurance Plan.

Termination Pursuant to Company Termination Right or by Executive for Good Reason

The employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs each provide that if his or her employment is terminated by the Company pursuant to the Company’s termination right (as described below) or by the named executive officer with good reason (as described below), he will receive, in addition to salary and benefits through the date his employment is terminated, a bonus for any fiscal year that had been completed at the time of his termination of employment but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, the employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman,

Mr. Mayer, Ms. Parker and Mr. Staggs each provide that the named executive officer will receive the following compensation and rights conditioned on his or her executing a mutual release of liability and agreeing to provide the Company with certain consulting services for a period of six months after his or her termination (or, if less, for the remaining term of his or her employment agreement) pursuant to a form of consulting agreement attached to the employment agreement.

•

A lump sum payment to be made six months and one day after termination equal to the base salary the named executive officer would have earned had he remained employed during the term of his consulting agreement.

•	If the consulting agreement was not terminated as a result of the named executive officer’s material breach of the consulting agreement, a further lump sum payment to be made six months

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

and one day after termination of his employment equal to the base salary the named executive officer would have earned had he or she remained employed after the termination of his or her consulting agreement and until the original scheduled expiration date of his or her employment agreement.

•	A bonus for the year in which he or she is terminated equal to a pro-rata amount of a target bonus amount determined in accordance with his or her employment agreement.

•

All options that had vested as of the termination date or were scheduled to vest prior to the original scheduled expiration date of his or her employment agreement (or within three months thereafter) will remain or become exercisable as though the named executive officer were employed until the original scheduled expiration date of his or her employment agreement and will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) three months (or in the case of Mr. Iger and Mr. Braverman, 18 months, as provided in the Company’s equity compensation plans) after the original scheduled expiration date of his or her employment agreement. In addition, all options issued to Mr. Iger prior to 2005 (all of which are currently exercisable) will remain exercisable for the period specified in the applicable option agreements.

•

All restricted stock units that were scheduled to vest prior to the original scheduled expiration date of his or her employment agreement will (subject to satisfaction of applicable performance conditions) vest as though the named executive officer were employed until the original scheduled expiration date of his or her employment agreement, except that any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility.

Under the employment agreements, the Company has the right to terminate the named executive officer’s employment subject to the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under “Termination for Cause.”

Termination by the executive for good reason means a termination by the named executive officer following notice given to the Company within three months of his having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice): (i) a reduction in the named executive officer’s base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity; (ii) the removal of the officer from his position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board or his removal from the position of president other than in connection with the appointment of another person who is acceptable to him to serve as president); (iii) a material reduction in his duties and responsibilities (other than, in the case of Mr. Iger, in connection with the appointment of another person to serve as president); (iv) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function in his office; (v) relocation of his principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50 miles from Manhattan; or (vi) a material breach of any material provision of the agreement by the Company.

Termination for good reason also includes any occurrence after a change in control (as defined in the 1995 and 2005 Plans) that would constitute a triggering event. The 1995 and 2005 Plans each provide that if, within 12 months following a change in control as defined in the plans, a “triggering event” occurs, any outstanding stock options, restricted stock units, performance-based restricted stock units or other plan awards will generally

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or “cause;” or (b) a termination of employment by the participant following a reduction in position, pay or other “constructive termination.” Under the plans, cause has the meaning in the executive’s employment agreement, if applicable, as defined below under “Termination for Cause” or, if there is no employment agreement or the executive would have greater rights under the following definition, cause means conviction for or pleading to a felony under state or Federal law, willful gross misconduct or material breach of an agreement with the Company with respect to confidentiality, noncompetition, nonsolicitation or a similar restrictive covenant. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

If any of the compensation or rights described above is paid after a change in control such that the compensation or rights could be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Iger, Mr. Rasulo, Mr. Braverman and Mr. Staggs an additional amount to compensate for the incremental tax costs as a result of the excise tax, up to a maximum of $2 million in the case of Mr. Rasulo and Mr. Braverman and $4 million in the case of Mr. Staggs. This obligation to provide additional compensation will not apply if the aggregate amounts payable to the named executive officer that are treated as “parachute payments” for purposes of the applicable federal tax provisions would not exceed the maximum amount that can be paid to the named executive officer without incurring such excise tax by at least 10%, in which case the named executive officer’s compensation would be reduced to the maximum amount that would not result in the named executive officer incurring the excise tax.

The employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer,

Ms. Parker and Mr. Staggs provide that they are not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above, and compensation resulting from subsequent employment will not be offset against amounts described above.

Restricted stock units that were awarded in lieu of cash as a portion of a bonus award vest upon termination for any reason other than a termination for cause as defined in an executive’s employment agreement.

Options and restricted stock units awarded after December 2009 (and awarded at least one year before termination) will continue to vest for three years after termination of employment for any reason other than death, cause (as defined in the 1995 and 2005 Plans, as applicable) or, in the case of restricted stock units, disability (and options will remain exercisable until the earlier of three years after such termination and the original expiration date) if the participant is age 60 or greater and has at least ten years of service at the time of retirement except that this does not apply for certain employees outside the United States. Where, as is the case with named executive officers, vesting and, in the case of stock options, exercise is extended by the terms of the holder’s employment agreement to the original scheduled expiration date of the holder’s employment agreement, this provision for continued vesting and exercise is applied as of the original scheduled expiration date of the holder’s employment agreement.

The following table quantifies benefits each of our executive officers would have received if their employment had been terminated at the end of fiscal 2010 by the Company pursuant to its termination right or by the executive with good reason.

The table quantifies the benefits of continued vesting and exercisability of options in the case of a termination in the absence of a change in control by setting forth the difference between the $33.34 closing market price of shares of the Company’s common stock on October 1, 2010 and the

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

weighted average exercise price of options with an exercise price less than the market price times the number of options that would become exercisable despite the termination, although, as described above, options do not become immediately exercisable absent a change in control. The actual value of the options realized by an executive when they become exercisable may therefore be more or less than that shown below depending on movements in the stock price pending actual vesting of the options. The table quantifies the benefits of continued vesting of restricted stock units in the absence of a change in control by setting forth an amount equal to the $33.34 closing market price of shares of the Company’s common stock on October 1, 2010 times the target number of units that are scheduled to vest prior to the scheduled termination date of the applicable employment agreement, although, as described above, restricted stock units do not immediately vest absent a change in control. The value of restricted stock units realized by an executive may again be more or less than that shown below depending on movements in the stock price pending actual vesting of the restricted stock units and depending on the number of units that will vest, which depends on the extent to which performance tests are satisified.

The value of compensation for additional taxation is the amount estimated to be payable to compensate the executive for the excise tax payable (and the additional taxes payable due to such additional payment) by reason of the compensation received as a result of a change in control. The calculation of whether, and to what extent, any such compensation would have been payable to each of the executive officers was based on the assumption that the termination occurredas of the close of business on the last day of fiscal 2010 and applying the regulations under Section 280G of the Internal Revenue Code, including, as applicable (including in respect of the annual bonuses payable to each such officer), the special rules applicable to amounts the payment of which is contingent solely on the continued performance of services for a specified period and in respect of which at least a portion of the services were performed before the termination.

TERMINATION PURSUANT TO COMPANY TERMINATION RIGHT OR BY EXECUTIVE FOR GOOD REASON
	Cash Payment		Option Valuation	Restricted Stock Unit Valuation	Compensation for Additional Taxation
Robert A. Iger
No change in control	$18,126,667	[1]	$13,939,649	$22,273,292	—
Change in control	18,126,667	[1]	13,939,649	22,273,292	—
James A. Rasulo
No change in control	9,766,667	[1]	1,628,480	6,404,964	—
Change in control	9,766,667	[1]	1,628,480	6,404,964	—
Alan N. Braverman
No change in control	6,450,000	[1]	1,454,425	8,575,038	—
Change in control	6,450,000	[1]	1,454,425	8,575,038	—
Kevin A. Mayer
No change in control	3,040,000	[1]	660,573	1,830,986	—
Change in control	3,040,000	[1]	992,715	3,256,927	—
M. Jayne Parker
No change in control	2,047,917	[1]	176,842	418,940	—
Change in control	2,047,917	[1]	286,923	1,086,385	—
Thomas O. Staggs
No change in control	7,200,000	[1]	2,505,831	17,159,377	—
Change in control	7,200,000	[1]	2,604,492	17,496,853	—

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2010 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus the lump sum payments based on salary through the end of the employment term as described above.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Termination for Cause

The employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs each provide that if his or her employment is terminated by the Company for cause he or she will only be entitled to compensation earned and benefits vested through the date of termination, including any rights he or she may have under his indemnification agreement with the Company or the equity plans of the Company.

“Termination for Cause” is defined in Mr. Iger’s employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company and its subsidiaries, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of the Company’s code of conduct or any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reason ably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

“Termination for Cause” is defined in Mr. Rasulo’s, Mr. Braverman’s, Mr. Mayer’s, Ms. Parker’s and Mr. Stagg’s employment agreement as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

Expiration of Employment Term; Retirement

Under his employment agreement, if Mr. Iger’s employment ends at or within 30 days following the expiration of the stated term of his employment agreement (i.e., January 31, 2013), he will be entitled to the following compensation and rights, in addition to compensation earned through that date:

•

A separation payment equal to the sum of his then current base salary and average bonus payable to him for the last three completed fiscal years for which the bonus has been determined at the time of the termination. In determining the average bonus, the bonus for any year for which no bonus is received shall be zero. Payment of the separation payment is subject to Mr. Iger executing a mutual release of liability in substantially the form attached to his employment agreement. If Mr. Iger’s employment agreement were scheduled to expire at the end of fiscal 2010 and he terminated within 30 days thereafter, this payment would be equal to $14,292,060.

•

Mr. Iger and his eligible dependants will be entitled to continue participating in all medical, dental and hospitalization benefit plans until the earlier of 12 months following the date of termination and the date Mr. Iger receives equivalent coverage and benefits from a subsequent employer. If this continuation of benefits conflicts with any law or regulation or has adverse tax consequences for Mr. Iger, the Company or other program participants, Mr. Iger will receive the economic equivalent of the continuation of benefits including compensation for the tax costs of receiving the economic equivalent rather than the benefits. If Mr. Iger’s employment agreement were scheduled to expire at the end of fiscal 2010 and he terminated within 30 days thereafter, this value of continued benefits would be $19,884 based on the Company’s estimated cost of providing these benefits.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Mr. Iger is not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above, and compensation resulting from subsequent employment will not be offset against amounts described above except that continuation of medical benefits may be terminated if Mr. Iger receives equivalent coverage and benefits as described above.

Under the terms of restricted stock units awarded to Mr. Braverman and Mr. Staggs in lieu of a portion of their annual bonus award, these restricted stock units will vest immediately upon termination of their employment for any reason other than cause. If Mr. Braverman or Mr. Staggs’s employment had terminated at the end of fiscal 2010 for any reason other than cause, the value of this acceleration, based on the market price of shares of the Company’s common stock on October 2, 2010 times the number of units that would accelerate as a result of termination, would be $218,876 and $411,686 for Mr. Braverman and Mr. Staggs, respectively.

Mr. Rasulo, Mr. Braverman, Mr. Mayer, Ms. Parker and Mr. Staggs are entitled to earned, unpaid salary and unconditionally vested accrued benefits if their employment terminates at the expiration of their employment agreement (where applicable) or they otherwise retire, but they are not contractually entitled to any additional compensation in this circumstance.

Options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement) will continue to vest for three years after retirement (and options will remain exercisable until the earlier of three years after retirement and the original expirationdate) if the participant is age 60 or greater and has at least ten years of service at the time of retirement except when, in the judgment of management, this would create issues under applicable local laws. As none of the awards to named executive officers covered by this provision had been awarded more than a year prior to the end of fiscal year 2010, it did not have any effect on the quantification of benefits described above.

The Walt Disney Compan y Notice of 2011 Annual Meeting and Proxy Statement

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accountants; and

•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met nine times during fiscal 2010. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer and the Company’s general counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2010, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Monica C. Lozano

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, and the Committee has delegated to the Chairman of the Committee the authority to pre-approve services in certain circumstances.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2010 and fiscal 2009, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2010 and fiscal 2009. Audit-related services consisted principally of audits of employee benefit plans and other entities related to the Company and financial due diligence reviews. Tax services consisted principally of tax compliance (primarily international returns), planning and advisory services, sales and use tax recovery assistance, tax due diligence assistance, and tax examination assistance.

	Fiscal 2010	Fiscal 2009
	(in millions)
Audit fees	$17.2	$18.9
Audit-related fees	2.6	2.3
Tax fees	3.6	2.3
All other fees	—	—

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2011 annual meeting. The Board proposes that all of the currently serving Directors be re-elected for a term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the annual meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance

and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Susan E. Arnold, 56, is retired and was President—Global Business Units of Procter & Gamble from 2007 to 2009. Prior to that, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. She has been a director of McDonalds Corporation since 2008. Ms. Arnold has been a Director of the Company since 2007.

Ms. Arnold contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as an executive of Procter & Gamble and her other public company board experience. At Procter & Gamble, Ms. Arnold was a senior executive responsible for major consumer brands in a large, complex retailing and global brand management company. As a result of this experience, Ms. Arnold brings to our Board in-depth knowledge of brand management and marketing, environmental sustainability, product development, international consumer markets, finance and executive management, including executive compensation and management leadership.

John E. Bryson, 67, serves as Senior Advisor to Kohlberg Kravis Roberts & Co. (KKR) and is Retired Chairman of the Board and Chief Executive Officer, Edison International. Mr. Bryson was Chairman and Chief Executive Officer of Edison International (an electric power generator and distributor), the parent company of Southern California Edison and Edison Mission Group from 1990 to 2008. He has been a director of The Boeing Company since 1995, is a non-executive chairman of the board of BrightSource Energy, Inc. and of the board of overseers of Keck School of Medicine of the University of Southern California, and is a trustee of the California

Institute of Technology, a director of the W.M. Keck Foundation and the California Endowment, and was a director of Western Asset Income Fund from 1986 to 2006. Mr. Bryson has been a Director of the Company since 2000.

Mr. Bryson contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his years of experience in senior management at Edison International culminating as chairman and chief executive officer, through his other public company board experience and through his involvement in governmental and non-governmental organizations engaged in environmental and other matters. At Edison, Mr. Bryson served in senior legal, finance and operating positions before becoming chairman and chief executive officer and thus had responsibilities for the entire range of this large public utility’s business. Mr. Bryson’s experience on governmental and non-governmental organizations included service as President of the California Public Utilities Commission and as Chairman of the California State Water Resources Control Board and as founder and attorney for the Natural Resources Defense Council and service on the boards of the Council on Foreign Relations, the Public Policy Institute of California, and the California Institute of Technology. As a result of this experience, Mr. Bryson brings to our Board practical knowledge in all aspects of managing and providing leadership to complex business organizations and expertise in environmental issues.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

John S. Chen, 55, is Chairman and Chief Executive Officer of Sybase Inc., a software developer and a wholly-owned subsidiary of SAP AG. Prior to SAP’s acquisition of Sybase in July 2010, Mr. Chen had been Chairman of the Board, Chief Executive Officer and President of Sybase, Inc., since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He has been a director of Wells Fargo & Company since 2006. Mr. Chen has been a Director of the Company since 2004.

Mr. Chen contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as a leader of a variety of technology businesses, his experience doing business in Asia and his other public company board experience. In his roles at Sybase and Siemens Nixdorf, Mr. Chen was responsible for overseeing and managing executive teams and a sizeable work force engaged in high technology development, production and marketing. Mr. Chen also interacted regularly with businesses and governments in Asia in connection with these businesses. As a result of this experience, Mr. Chen brings to our Board an understanding of the rapidly changing technological landscape and intense familiarity with all issues involved in managing technology businesses and particularly with businesses and governmental practices in Asia.

Judith L. Estrin, 56, is Chief Executive Officer of JLABS, LLC, (formerly Packet Design Management Company, LLC), a privately held company focused on furthering innovation in business, government and non-profit organizations. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of networking products, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She was also a director of FedEx Corporation, an international provider of transportation and delivery services, from 1989 to September 2010. Ms. Estrin has been a Director of the Company since 1998.

Ms. Estrin contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience in both large and developing technology businesses, her other public company board experience and her ongoing work in the field of innovation. In addition to serving as Chief Technology Officer at Cisco, Ms. Estrin co-founded seven technology businesses and is author of a book on innovation. She continues to promote innovation in business and academia through her work at JLabs and her service on academic advisory boards. As a result of this experience, Ms. Estrin brings to our Board an understanding of the process of technological innovation, its application in a wide variety of settings, and practice in the oversight of complex public businesses.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Robert A. Iger, 59, has served as President and Chief Executive Officer of the Company since October 2005, having previously served as President and Chief Operating Officer since January 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to January 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City. Mr. Iger has been a Director of the Company since 2000. The Company has agreed in Mr. Iger’s employment agreement to nominate him for re-election as a member of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

Mr. Iger contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as chief executive officer of the Company and his long experience with the business of the Company. As president and chief executive officer and as a result of the experience he gained in over 35 years at ABC and Disney, Mr. Iger has an intimate knowledge of all aspects of the Company’s business and close working relationships with all of the Company’s senior executives.

Steven P. Jobs, 55, has served as Chief Executive Officer of Apple Inc., a designer, manufacturer and marketer of a range of personal computers, mobile communication and media devices and portable digital music and video players, since February 1997 and is a member of its Board of Directors. Prior to the Company’s acquisition of Pixar, Mr. Jobs also served as Chairman of the Board of Pixar from March 1991 and as Chief Executive Officer of Pixar from

February 1986. Mr. Jobs has been a Director of the Company since the Company’s acquisition of Pixar in May 2006.

Mr. Jobs contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as chief executive officer of Apple and his experience with Apple and NeXT, Inc. beginning in 1976 and with Pixar from its creation in 1986 through the Company’s acquisition of Pixar in 2006. In these positions, Mr. Jobs was responsible for overseeing all aspects of Apple and Pixar’s businesses.

Fred H. Langhammer, 67, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He has been a director of Central European Media Enterprises, Ltd., since December 2009 and was also a director of The Shinsei Bank Limited from 2005 to 2009 and a director of AIG from 2006 to 2008. Mr. Langhammer has been a Director of the Company since 2005.

Mr. Langhammer contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Estee Lauder, a complex worldwide branded consumer products business, and his experience with business outside the United States. In addition to serving in Estee Lauder’s Japan and German operations and on the Board of Shinsei Bank, a Japan based commercial bank, Mr. Langhammer served as general manager of the Japan operations of a British trading company. He also serves as Co-Chairman of the American Institute for Contemporary German Studies at Johns Hopkins University and he is a senior fellow of the

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Foreign Policy Association and a member of the Trilateral Commission. As a result of this experience, Mr. Langhammer brings to our Board an understanding of growth strategies in worldwide branded businesses, specific knowledge of Asian and European markets, and extensive familiarity with all aspects of managing and providing leadership to a complex business organization.

Aylwin B. Lewis, 56, has served as President and Chief Executive Officer of Potbelly Sandwich Works since June 2008. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from September 2005 to February 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of KMart since October 2004. Prior to that, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis served on the Board of Directors of Sears Holding Corp. from 2005 through 2008 and on the Board of Directors of Kmart from 2004 through 2008. Mr. Lewis has been a Director of the Company since 2004.

Mr. Lewis contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience in various positions at, Yum! Brands, Kmart, Sears and Potbelly Sandwich Works. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer facing products and services in the quick serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide busi-

nesses offering consumer products. At Potbelly Sandwich Works, Mr. Lewis’s responsibilities include developing and implementing the company’s growth strategy. As a result of this experience, Mr. Lewis brings to our Board knowledge of consumer branding strategy and tactics, management and leadership of complex worldwide retail and service businesses, and insights into promoting growth strategies for new consumer-facing businesses.

Monica C. Lozano, 54, is Chief Executive Officer of Impermedia, LLC, and Publisher and Chief Executive Officer of La Opinión, the largest Spanish-language newspaper in the United States. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She has been a director of Bank of America Corporation since 2005 and is a director of the Weingart Foundation. Ms. Lozano has been a Director of the Company since 2000.

Ms. Lozano contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience managing Impremedia’s media businesses, her other public company board experience and her service on a variety of non-profit boards and advisory groups. In addition to the board service described above, Ms. Lozano is a member of the President’s Economic Recovery Advisory Board and the Council on Foreign Relations, and has served on the boards of Sumitomo Bank, First Interstate Bank of California, Tenet Healthcare Corp., the National Council of La Raza (where she served as chair of the board), the California Health Care Corp., and the Public Policy Institute of California, among others. Through this experience, Ms. Lozano brings to our Board a wide-ranging knowledge of cultural and consumer trends, particularly in the Hispanic community, and an understanding of corporate governance practices and practice in overseeing the management of complex public businesses.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Robert W. Matschullat, 63, a private equity investor, served from 1995 until 2000 as Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Ltd., a global company with entertainment and beverage operations. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was on the Morgan Stanley Group board of directors. He is a director of The Clorox Company, where he was Interim Chairman of the Board and Interim Chief Executive Officer from March to October 2006, and a director of Visa Inc. He was a director of McKesson Corporation from 2002 to 2007. Mr. Matschullat has been a Director of the Company since 2002.

Mr. Matschullat contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Seagram and Morgan Stanley, his expertise in financial management and his other public company board experience. At Seagram, Mr. Matschullat was responsible for the financial function of the firm as well as serving on Seagram’s board of directors. At Morgan Stanley, he was engaged in an active investment banking practice, as well as serving as a senior executive and on the board of directors of the firm. As a result of this experience, Mr. Matschullat brings to our Board expertise in a wide range of financial and accounting matters, practical knowledge of executive management of complex, worldwide businesses, and knowledge of board level oversight as both a director and interim leader of a worldwide consumer products business.

John E. Pepper, Jr., 72, has served as Chairman of the Board of the Company since January 1, 2007 and is Co-Chairman of the National Underground Railroad Freedom Center. Previously, he served as Chief Executive Officer of the National

Underground Railroad Freedom Center from December 2005 to May 2007 and as Vice President of Finance and Administration at Yale University from January 2004 to December 2005. Prior to that, he served as Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company until December 2003. Since 1963, he had served in various positions at Procter & Gamble, including Chairman of the Board from 2000 to 2002, Chief Executive Officer and Chairman from 1995 to 1999, President from 1986 to 1995 and director from 1984 to 2003. Mr. Pepper served on the board of Boston Scientific Corp. from 2003 to May 2010 and is a member of the Executive Committee of the Cincinnati Youth Collaborative. Mr. Pepper has been a Director of the Company since 2006.

Mr. Pepper contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Procter & Gamble, at Yale and his other public company board experience. At Procter & Gamble, Mr. Pepper had a 40 year career including positions as executive for product lines and for international operations, and culminating in service as Chief Executive Officer and Chairman of the Board and, separately, as non-executive Chairman of the Board. Following his retirement from Procter & Gamble, Mr. Pepper provided his expertise in finance and administration to Yale University and the National Underground Railroad Freedom Center. In addition to the Board experience described above, Mr. Pepper served on the Board of Directors of Xerox and Motorola. As a result of this experience, Mr. Pepper brings to our Board facility in managing all aspects of a large, complex and diversified company involved in selling branded products worldwide, as well as understanding of financial and administrative matters in a variety of contacts. His experience as both an executive and non-executive chairman makes him exceptionally qualified to provide independent leadership to our Board of Directors and a constructive working relationship with senior management of the Company.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Sheryl Sandberg, 41, has served as the Chief Operating Officer of Facebook, Inc., an online social networking company, since March 2008. From 2001 to March 2008, Ms. Sandberg was the Vice President of Global Online Sales and Operations for Google Inc., an Internet search engine company. Ms. Sandberg also is a former Chief of Staff of the United States Treasury Department and previously served as a management consultant with McKinsey & Company and as an economist with The World Bank. Ms. Sandberg has been a director of Starbucks Corp. since 2009 and serves on a number of nonprofit boards including Women for Women International, and V-Day. She served as a director of eHealth, Inc. from 2006 to 2008. She has been a Director of the Company since March 2010.

Ms. Sandberg contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience at Google, Facebook, McKinsey & Company and in government service. At Facebook, Ms. Sandberg is responsible for all of Facebook’s operational functions, and at Google she was responsible for the development and marketing of Google’s online advertising products and services. At McKinsey, she advised businesses on growth strategies. In addition to her service in a senior position at the United States Treasury, Ms. Sandberg served at the World Bank. As a result of this experience, Ms. Sandberg brings to our Board expertise in the online world, considerable knowledge of international finance and business and a deep understanding of consumer behavior.

Orin C. Smith, 68, is retired and was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. Mr. Smith has been a director of Nike, Inc. since 2004 and of Washington Mutual, Inc. since 2005. He also serves on the Board of Directors of Conservation International and the University of Washington Foundation Board and is Chairman of the Starbucks Foundation Board. Mr. Smith has been a Director of the Company since 2006.

Mr. Smith contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Starbucks, Deloitte & Touche, his other public company board experience and his service on not for profit boards. At Starbucks, Mr. Smith was first responsible for the financial function and then, as president, chief operating officer, chief executive officer and a member of the board of directors, for all aspects of managing and leading Starbuck’s business offering branded products and services worldwide. Through his service on the board of Conservation International, Mr. Smith has experience with a range of environmental and sustainability issues. As a result of this experience, Mr. Smith brings to our Board practical knowledge of management and leadership of complex worldwide consumer products businesses, expertise in financial matters and insights into international labor standards, environmental, sustainability and other corporate responsibility issues.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending October 1, 2011. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2010 are described under “Audit-Related Matters — Auditor Fees and Services,” above.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2011.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of the 2011 Stock Incentive Plan

The Board of Directors recommends that shareholders approve the Company’s 2011 Stock Incentive Plan (which we refer to as the 2011 Plan). The 2011 Plan would govern grants of stock-based awards to employees and non-employee directors and is intended to replace the Amended and Restated 1995 Stock Incentive Plan (which we refer to as the 1995 Plan) and the Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 2005 Plan), each of which expires during 2011. The 2011 Plan provides that shares that remain available for issuance pursuant to the 1995 Plan and the 2005 Plan and shares that become available under those plans as a result of forfeitures may be issued under the 2011 Plan. As of January 26, 2011, 70.5 million shares were available under the 1995 Plan and the 2005 Plan. In addition, the 2011 Plan includes authorization for the issuance of an additional 64.0 million shares of Disney common stock thereunder.

The terms of the 2011 Plan are substantially similar to the terms of the 2005 Plan as currently in effect. The material terms of the 2011 Plan are described under “Summary of the 2011 Plan,” below, and a copy of the 2011 Plan is attached as Annex A to this proxy statement. The substantive changes from the 2005 Plan are as follows:

•

The 2011 Plan (in Section 6.3) provides for acceleration of vesting of options upon termination of employment due to disability, which makes treatment of these awards on disability consistent with the treatment of restricted stock units.

•

The 2011 Plan (in Section 6.5) allows awards to continue to vest when an employee is transferred to an entity in which the Company holds an investment even if the entity does not meet the formal definition of Affiliate.

•	The definition of “Fair Market Value” has been changed to give the Compensation Committee additional flexibility to determine an appropriate measure of fair market value.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

•	Language has been changed (in Section 6.6) to facilitate cashless exercise of options and the payment of taxes by an exercising holder.

The term of the 2011 Plan is 10 years.

Based upon the recommendation of the Board’s Compensation Committee, the Board of Directors has unanimously approved the 2011 Plan, subject to shareholder approval at the annual meeting. The 2011 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy.

The increase in authorized shares represented by the 2011 Plan is intended to secure adequate shares to fund expected awards under the Company’s long-term incentive program through at least the next annual award in January 2012. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendments to the 2011 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this item and therefore will not be counted in determining the number of shares necessary for approval.

Additional information regarding the purpose of the 2011 Plan, shares available under plans, and the terms of the 2011 and existing plans is set out below.

Purpose of the 2011 Plan

The 2011 Plan will govern grants of stock-based awards to employees and non-employee directors. It is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 2011 Plan, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders;

•	reinforcing key Company goals and objectives that help drive shareholder value; and

•	attracting, motivating and retaining experienced and highly qualified employees who contribute to the Company’s financial success.

Shares Available Under Plans

Shares available under the 2011 Plan will include shares that remain available, or become available due to forfeitures of awards currently outstanding, under the 1995 and 2005 Plans plus an additional 64.0 million shares authorized by the 2011 Plan. As of January 26, 2011, and prior to the adoption of the 2011 Plan,

70.5 million shares remain available for issuance of future awards pursuant to the 1995 Plan and the 2005 Plan. In addition, 0.4 million shares remain available for future awards pursuant to the Walt Disney Company/Pixar 2004 Equity Incentive Plan (which we refer to as the Disney/Pixar Plan). The shares that are available for issuance under the 2011 Plan from the 1995 and 2005 Plan, and shares that are available for issuance under the Disney/Pixar Plan, may increase to the extent outstanding awards are cancelled due to forfeiture of awards or expiration of awards without exercise. The Company maintains other plans under which there are outstanding awards, but no future awards may be made from those plans.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to restricted stock, restricted stock unit and stock awards) as of January 26, 2011 and after including the additional shares authorized by the 2011 Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

SHARE AUTHORIZATION (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Basic Common Shares Outstanding
Shares authorized for future awards as of January 26, 2011[1]	71.0	3.74%
Requested increase to shares available in the 2011 Plan	64.0	3.37%
Shares authorized for future awards after approval of the 2011 Plan[1]	135.0	7.11%

[1]	Includes shares authorized under the Amended and Restated 2005 Stock Incentive Plan, Amended and Restated 1995 Stock Incentive Plan, and the Walt Disney Company/Pixar 2004 Equity Incentive Plan.

On January 26, 2011, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 9.8%.1 The equity overhang from all stock incentives granted and available would be approximately 12.5% assuming approval of the 2011 Plan. Equity overhang following the original approval of the 2005 Plan in February 2005 and subsequent amendments was as follows:

Action and Date	Overhang After Action
Adoption in February 2005	12.9%
Amendment in March 2007	12.1%
Amendment in March 2008	12.7%
Amendment in March 2009	13.6%
Amendment in March 2010	12.7%

In light of the Company’s ongoing share buyback program, under which the Company repurchased 21.2 million shares during Fiscal 2010 (net of shares issued in connection with the acquisition of Marvel), the Company believes its overhang level is reasonable and will continue to be so after approval of the 2011 Plan.

[1]

Equity overhang was calculated as all shares issuable upon exercise of outstanding options and vesting of outstanding restricted stock units plus shares available for future grant divided by (a) basic common shares outstanding + (b) shares in the numerator.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

The following table sets forth information regarding outstanding options and restricted stock units as of January 26, 2011.

OUTSTANDING AWARDS BY EXERCISE PRICE (shares in millions)
Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unvested Restricted Stock Units
$0 - $15.99	1.7	$12.42	2.1	n/a
$16 - $20.99	16.1	19.99	4.5	n/a
$21 - $25.99	13.4	24.16	2.4	n/a
$26 - $30.99	32.4	28.98	3.9	n/a
$31 - $35.99	27.4	32.89	5.5	n/a
$36 - $45.99	10.5	39.62	10.0	n/a
Total	101.5	$28.81	4.8	34.3

The following table sets forth information regarding options outstanding on January 26, 2011. Approximately 61.7% of all options outstanding on January 26, 2011 were exercisable on that date and had exercise prices below the closing trading price on that date, and approximately 15.3% of the options outstanding on that date were exercisable, had been outstanding for more than six years and had exercise prices below the closing price on that date.

OUTSTANDING AWARDS BY TIME OUTSTANDING (shares in millions)
	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
In-the-money options outstanding six years or more	15.5	$22.85	1.9
All options outstanding less than six years	85.9	$29.88	5.3
Underwater options outstanding six years or more	0.0	NA	NA

The following table sets forth information regarding awards granted and earned, the run rate for each of the last three fiscal years and the average run rate over the last three years.

RUN RATE (shares in millions)
	Fiscal 2008	Fiscal 2009	Fiscal 2010	3-year Average
Stock options granted	29.8	17.4	12.0	19.7
Service-based restricted stock units granted	7.4	11.3	13.8	10.8
Actual performance-based restricted stock units earned	0.3	1.8	2.6	1.6
Basic common shares outstanding at fiscal year end	1,853.8	1,861.4	1,894.1	1,869.8

Run rate	2.02%	1.64%	1.50%	1.72%

The Company continues to manage its run rate1 of awards granted over time to levels it believes are reasonable in light of changes in its business and number of outstanding shares while ensuring that our overall executive compensation program is competitive, relevant and motivational. The Committee adjusted grant guidelines for fiscal years 2008, 2009 and 2010 to reduce average awards per recipient. The run rate in fiscal 2008 was impacted by the special award in connection with the extension of Mr. Iger’s employment agreement and the reduction in common shares outstanding due to the Company’s active repurchase of shares during the fiscal year. Adjusting for the impact of these two factors, the 2008 run rate would have been 1.74%. The Committee further adjusted grant guidelines for fiscal 2011 as a means to continue reducing average awards per recipient.

[1]

Run rate was calculated as (a) all option awards and non-performance restricted stock units granted in a fiscal year + (b) actual performance-based restricted stock units vested in a fiscal year, divided by the number of basic common shares outstanding at the end of that fiscal year.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

On January 26, 2011, the closing price of our common stock traded on the New York Stock Exchange was $39.44 per share.

Overview of Plans

As with the 2005 Plan, all employees of the Company and its affiliates will be eligible to receive awards under the 2011 Plan, but awards under the existing plans in fiscal 2010 were generally limited to approximately 4,800 employees and non-employee Directors of Disney (of whom there are currently 12 and one of whom does not receive Director compensation). The relative weight of equity compensation in the total compensation package generally increases in relation to a participant’s role in influencing shareholder value.

Like the 2005 Plan, the 2011 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2011 Plan permits the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards and stock units. As described more fully in Compensation Discussion and Analysis, participants currently are generally granted a mix of stock options and restricted stock units. Restricted stock units granted in fiscal 2010 that do not have performance conditions (other than the test to assure deductibility under Section 162(m)) vest 25% on each of the first four anniversaries of grant. Restricted stock units granted in fiscal 2010 that have performance conditions (in addition to the test to assure deductibility under Section 162(m), where applicable) vest on the third anniversary of the grant. Except for restricted stock units issued as a part of an executive’s bonus, a portion of restricted stock units awarded to senior executives (and all non-bonus related units awarded to executives subject to Section 162(m)) include performance requirements for vesting. The 2011 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights. Other awards may qualify under Section 162(m)

if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan and subject to performance conditions as specified in that plan. Also, in order to meet Section 162(m) requirements, the 2011 Plan includes limits on the number and type of shares that any one participant may receive during any calendar-year period, as described below.

Neither the 2011 Plan nor the 1995 or 2005 Plans permit any modification of options or stock appreciation rights that would be treated as a “repricing” (under applicable rules, regulations or New York Stock Exchange listing requirements) without the approval of shareholders, nor the granting of discounted options or stock options with reload features. They each count stock appreciation rights as one share for every stock-settled exercise, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. None of these plans contain an “evergreen” provision to automatically increase the number of shares available for future issuance.

The Disney/Pixar Plan does not permit the granting of discounted options or stock options with reload features. The Disney/ Pixar Plan does not prohibit the repricing of options, but the Board does not intend to reprice options or stock appreciation rights granted from this plan without the approval of shareholders. In addition, the Company is subject to exchange rules which prohibit the repricing of stock options without shareholder approval.

Summary of the 2011 Plan

The following is a summary of the material terms of the 2011 Plan.

Plan Administration

The selection of employee participants in the 2011 Plan, the level of participation of each participant and the terms and conditions of all awards are determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an “independent director” for purposes of the Company’s Corporate Governance Guidelines, the

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Compensation Committee’s charter and the New York Stock Exchange listing requirements; a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Currently, the Compensation Committee is comprised of five directors meeting these independence criteria. The Compensation Committee has the discretionary authority to interpret the 2011 Plan, to prescribe, amend and rescind rules and regulations relating to the 2011 Plan, and to make all other determinations necessary or advisable for the administration of the 2011 Plan. The Committee may delegate authority to administer the 2011 Plan as it deems appropriate, subject to the express limitations set forth in the 2011 Plan. In the case of awards under the 2011 Plan to non-employee Directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

The Board has reserved a maximum of 64,000,000 new shares, plus the number of shares remaining available for issuance under the 1995 and 2005 Plans immediately prior to approval of the 2011 Plan, for issuance pursuant to stock options, stock appreciation rights, restricted and unrestricted stock awards and stock unit awards under the 2011 Plan. Each share subject to a stock option or stock appreciation award reduces the number of shares available for issuance under the 2011 Plan by one share, and each share subject to an award of restricted or unrestricted stock, or stock unit awards reduces the number of shares available for issuance by two shares. A maximum of 4,0000,000 shares may be granted under the 2011 Plan to an individual pursuant to stock options and stock appreciation rights awarded during any calendar year. For restricted stock, restricted stock units and stock awards, a maximum of 2,000,000 shares may be granted under the 2011 Plan to an individual during any calendar year. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.

Shares delivered under the 2011 Plan will be authorized but unissued shares of Disney common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares granted under the 2011 Plan, the 2005 Plan or the 1995 Plan is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made in shares, the shares covered thereby will no longer be charged against the maximum share limitation (if granted under the 2011 Plan) and will be available for new awards under the 2011 Plan, and will return at the same ratio as the ratio at which they were granted under the terms of the applicable plan. Notwithstanding the foregoing, upon exercise of a stock-settled stock appreciation right, the number of shares subject to the award being exercised shall be counted against the maximum aggregate number of shares of common stock that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Any awards settled in cash will not be counted against the maximum share reserve under the 2011 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2011 Plan.

Eligibility and Participation

All of the approximately 106,000 full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, are eligible to participate in the 2011 Plan. Approximately 4,800 Disney employees (including six executive officers of the Company) and non-employee Directors receive long-term incentive awards in a given year, although this may vary from year to year. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

As described in “Corporate Governance and Board Matters — Board Compensation”, each non-employee Director (other than Mr. Jobs) was awarded in 2010 and prior years stock options to purchase shares of Disney common stock pursuant to a Director compensation program adopted by the Board of Directors. Each non-employee Director (other than Mr. Jobs) is also awarded a grant or grants of stock or deferred stock units. The Board has determined not to include stock options in Director compensation beginning in 2011. The Board expects that annual awards of stock or deferred stock units will be continued under the 2011 Plan, and any change to that program would be determined by the Board of Directors in the future.

Types of Plan Awards

As described in the Compensation Discussion and Analysis, the Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock units, though the Company did issue stock appreciation rights in exchange for existing equity awards in connection with a recent acquisition. The 2011 Plan provides for a variety of other equity instruments to preserve flexibility. The types of securities that may be issued under the 2011 Plan are described below.

Stock Options.     Stock options granted under the 2011 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any stock option granted may not be less than the fair market value of the Disney common stock on the date the option is granted. The option price is payable in cash, shares of Disney common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee. As noted above, the 2011 Plan allows the Committee to determine fair market value from several generally accepted alternative methods of establishing such value.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Beginning with the 2010 annual awards, the exercise term is ten years. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business or stock price performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time and, unless otherwise provided in the award agreement, vesting accelerates if the participant dies or his or her employment terminates due to disability while employed by the Company or any of its affiliates.

In general, except for termination for cause as described in the 2011 Plan, a stock option expires on the earlier of the scheduled expiration date and (i) 12 months after termination of service, if service ceases due to disability, (ii) for awards granted on or after January 1, 2010, 36 months after termination, if service ceases when the participant has reached the age of 60 with 10 years of service unless management determines that doing so for a participant outside the United States would create issues under applicable local laws, (iii) 18 months after termination, if service ceases when the participant is eligible to elect immediate commencement of retirement benefits under a pension plan to which the Company has made contributions or if the participant died while employed by the Company or any of its affiliates, or (iv) 3 months after termination, if service ceases under any other circumstances. The Compensation Committee may provide for extension of the expiration of options in individual option agreements and has done so pursuant to employment agreements of certain officers as described under Payments and Rights on Termination, above.

Stock Appreciation Rights.     A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Disney common stock on the date of settlement over the base price of the right, multiplied by the applicable number of

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

shares of Disney common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Disney common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, any SAR, if granted, would terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Disney common stock or in a combination of both as determined by the Committee.

Restricted Stock.     A restricted stock award represents shares of Disney common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Disney’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units.     An award of stock units provides the participant the right to receive a payment based on the value of a share of Disney common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both as determined by the Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Disney common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards.     A stock award represents shares of Disney common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as Director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2011 Plan will automatically qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code pursuant to their expected terms. In addition, awards of restricted stock, stock units or stock awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan (or successor plans) and the performance conditions specified there-under. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).

Effect of Change in Control

Awards under the 2011 Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2011 Plan) transaction with respect to the Company. Under the 2011 Plan, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2011 Plan) with respect to the employment of the participant, any

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

outstanding stock options, SARs or other equity awards under the 2011 Plan will generally become fully vested and exercisable, and, in certain cases, paid to the participant. A triggering event is defined generally to include a termination of employment by the Company other than for cause or a termination of employment by the participant following a reduction in position, pay or other constructive termination event. Payments under awards that become subject to the excess parachute payment rules under Section 280G of the Internal Revenue Code may be reduced under certain circumstances.

Limited Transferability

All options, stock appreciation rights, restricted stock and restricted stock units granted under the 2011 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant’s lifetime to immediate family members of the participant as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting the Company or shares of Disney common stock, equitable adjustments shall be made to the number of shares of Disney common stock available for grant, as well as to other maximum limitations under the 2011 Plan, and the number and kind of shares of Disney common stock or other rights and prices under outstanding awards and other terms of outstanding awards affected by such events.

Term, Amendment and Termination

The 2011 Plan has a term of ten years expiring on December 1, 2020, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advis-

able in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the 2011 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2011 Plan are not currently determinable. With respect to fiscal year 2010, stock options and restricted stock units were granted under the 2005 Plan to the Company’s named executive officers as set forth in the table captioned Fiscal 2010 Grants of Plan Based Awards, and options for a total of 1.1 million shares and a total of 0.5 million restricted stock units, having an aggregate grant date fair value of $27.0 million were awarded to the executive officers as a group, including Mr. Staggs, who served as an executive officer for a portion of the fiscal year. With respect to fiscal year 2010, options, stock units and deferred units were granted to non-employee Directors as set forth in the tables captioned Form of Receipt of Director Fees for Fiscal 2010 and, Director Stock Unit Awards for Fiscal 2010 and the accompanying text and having an aggregate grant date fair value of $2.3 million. Options for a total of 10.8 million shares and a total of 13.7 million restricted stock units, having an aggregate grant date fair value of $530 million, were awarded to employees other than executive officers with respect to fiscal year 2010.

U.S. Tax Treatment of Awards

Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.     A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in an amount equal to the difference between the option price and the then market value of the shares. A deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short- term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such excess shares will begin on the date of exercise.

Stock Appreciation Rights.     Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the employee at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards.     The current United States federal income tax consequences of other awards authorized under the 2011 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Section 162(m).     Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The 2011 Plan enables the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Section 409A.     Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The terms of the 2011 Plan are intended to ensure that awards under it will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.     The grant and exercise of options and awards under the 2011 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

The Board recommends that shareholders vote “FOR” approval of the 2011 Stock Incentive Plan.

Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term shareholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the terms of the Management Incentive Bonus Program and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) are not entitled to vote on these proposals and will not be counted in evaluating the results of the vote.

The Board of Directors recommends a vote FOR advisory approval of the resolution set forth above.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Advisory Vote on Frequency of Votes on Executive Compensation

Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options.

Some have argued for less frequency. They point out that a less frequent vote would allow shareholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs — such as that of this Company — which are designed to reward performance that promotes long-term shareholder value, and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the

Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

Given the expression of views the Company has received from shareholders on this question, the Board believes that the most strongly held views on this question favor an annual advisory vote. For that reason, the Board of Directors recommends a vote for the holding of advisory votes on executive compensation every year.

Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) are not entitled to vote on these proposals and will not be counted in evaluating the results of the vote.

Shareholder Proposal

The Company has been notified that Unite Here, a shareholder of the Company, intends to present a proposal for consideration at the annual meeting. Unite Here has presented the following proposal and supporting statement and we are presenting the proposal and the supporting statement as it was submitted to us. While we take issue with certain of the statements contained in the proposal and the supporting statement, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of the proponent will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposal. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Unite Here has notified the Company that it intends to present the following proposal for consideration at the annual meeting:

RESOLVED, that shareholders recommend that the Company’s Compensation Committee adopt a policy to only use one test to assess performance in determining eligibility for awards of stock in the Long Term Incentive Plan for senior executives, rather than allowing re-tests that increase the likelihood of executives receiving the awards.

Supporting Statement: In fiscal years 2008 and 2009, Disney’s Compensation Committee allowed senior executives re-tests to determine whether they received performance-based “restricted stock units” under the company’s Long Term Incentive Plan. Such a practice delinks executive compensation from company performance because it allows senior executives multiple opportunities under different criteria to receive awards and de-emphasizes company performance as a factor in receiving them.

Disney’s Compensation Committee modified the plan prior to the 2009 annual meeting to give top executives three tests in order to receive stock units granted in fiscal year 2008. RiskMetrics Group (RMG), noted that “if performance units do not vest under the first criteria, the second criteria would apply. If the performance units do not vest under the second criteria, the third criteria would apply.” A May 11, 2009 MarketWatch article notes that “re-testing like this means executives are more likely to eventually get their shares, making performance a less important part of the outcome.”

This arrangement was not approved by shareholders.

RMG criticized the re-testing practice, noting in February 2009 that “the company’s disclosure on the various performance tests is convoluted and not transparent to shareholders…RMG believes that companies should not retest their performance conditions and if they fail to meet the performance requirements, the awards should be forfeited.”

Disney’s 2010 proxy statement notes that only one re-test was allowed for stock units granted in calendar year 2010. Crucially, however, there is currently no guarantee that Disney will not introduce more re-testing opportunities in future years.

The re-testing practice shines an unfavorable spotlight on director Fred Langhammer who became the Compensation Committee Chairman before the 2008 annual meeting. Mr. Langhammer was a director of AIG from January 2006 until his November 2008 resignation, and sat on AIG’s “Compensation and Management Resources Committee” and “Finance Committee.” During this period, AIG endured criticism for showering large bonuses and lavish junkets on top executives as the company imploded.

Disney shareholders and others have also displayed an increasing concern over Disney’s executive compensation policies:

•	A majority of outside shareholders voted for a resolution at the 2010 annual meeting advocating an advisory vote on executive compensation.

•

The Corporate Library, a respected corporate governance authority, gave Disney a “D” grade in its September 2010 report, stating that the grade “is a reflection of high governance risk due to continued concerns related to executive compensation.”

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Disney should better tie compensation to performance by implementing a policy disallowing re-tests for assessing performance to determine eligibility for awards, in order to better link compensation with company performance. Accordingly, we urge shareholders to vote FOR this proposal.

The Board of the Company recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that the proposal’s restriction to a single measure for performance tests would inappropriately limit the Compensation Committee’s ability to craft a compensation program that appropriately incentivizes performance that drives long term shareholder value.

As discussed more fully in the Compensation Discussion and Analysis section of this proxy statement, one core element of the compensation program for our executives established by the Compensation Committee is the performance vesting criteria that tie compensation to performance measures that the Committee believes create the appropriate set of incentives to drive the creation of long-term shareholder value. In each annual grant of such awards, the Compensation Committee establishes performance goals that it believes to be appropriate to achieve that end in light of the prevailing competitive environment for executive talent. The Board believes that program has worked effectively to meet this goal.

The Board believes that the appropriate criteria for a performance test sometimes can and should be based on more than one measure of performance or based on measurements at more than one time. For example, the performance test established for stock unit awards made in 2010 and 2011 included both a total shareholder return element and an earnings per share element, in each case based on the Company’s performance relative to other companies in the S&P 500. In creating that design, the Committee believed that the use of both of these measures was appropriate to create the desired incentives for management. While total shareholder return directly measures the creation of shareholder value, superior earnings per share performance is itself an important contributor to the creation of such value that should likewise be rewarded. Yet, there can be instances where even superior earnings performance would not be reflected in the Company’s relative stock price such as where events extraneous to management’s performance have a short-term detrimental effect on share prices for businesses in our industry at the time the measurement is made. The Committee established the earnings per share measure so that the contribution to long-term value could be rewarded even in these circumstances.

Similarly, in years prior to 2010, the Committee established a performance test that permitted vesting after four years if the performance test was not met after two years. The Committee did so in the belief that measures designed to increase shareholder value may have an impact over varying periods of time, and that it is appropriate to reward such improvements whether they take a relatively shorter or longer time to mature. While the Committee opted to simplify the structure of its performance tests in 2010 by moving to a single, three-year test, the Board believes it is important to retain the flexibility to use those performance measures that it believes create the most appropriate set of incentives based on experience with incentives previously used or in reaction to changing conditions.

Because the proposal would restrict the Compensation Committee’s ability to use measures that it believes are necessary to appropriately align incentives with the creation of long-term shareholder value, the Board believes the proposal is ill-advised.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 10, 2010. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 24, 2011 (the record date), may vote at the 2011 Annual Meeting and any postponements or adjournments of the meeting. On that date, 1,898,305,774 shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.ProxyVote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•

To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1) by internet: www.ProxyVote.com

2) by Phone: (800) 579-1639

3) by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 22, 2011. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR approval of the 2011 Stock Incentive Plan, FOR the advisory vote on executive compensation, ONE YEAR on the resolution relating to the frequency of advisory votes on executive compensation and AGAINST the shareholder proposal.

You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock you hold in the plan as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

shares other than through these plans and you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call (866) 412-8382.

The trustee will vote your shares in accordance with your duly executed instructions received by March 18, 2011. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares in your plan for which it did receive timely instructions from other participants. You may revoke previously given voting instructions by March 18, 2011, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the approval of the 2011 Stock Incentive Plan, the advisory vote on executive compensation, the advisory vote on frequency of advisory votes on executive compensation and the shareholder proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the advisory vote on executive compensation, the advisory vote on frequency of advisory votes on executive compensation and the shareholder proposals.

We will post preliminary results of voting at the meeting on our investor relations web site promptly after the meeting and file results with the Securities and Exchange Commission as required by applicable rules.

Attendance at the Meeting

If you plan to attend the meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

•	visiting www.disney.com/annualmeeting2011 and following the instructions provided;

•

sending an e-mail to the Shareholder Services department at Corp.Shareholder.Services@Disney.com providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•

sending a fax to (818) 553-7210 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•	calling Shareholder Services at (818) 553-7200 and following the instructions provided; or

•

sending a request by mail to Shareholder Services, The Walt Disney Company, 500 S. Buena Vista St., MC 9722, Burbank, CA 91521 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to send a written request for a ticket either by regular mail, fax or e-mail, along with proof of

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 18, 2011. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, the Company has determined that the following person holds more than 5% of the outstanding shares of Disney common stock:

Name and Address of Beneficial owner	Shares		Percent of Class
Steven P. Jobs One Infinite Loop Cupertino, CA 95014	138,000,007	[1]	7.3%

FMR LLC 82 Devonshire Street Boston, MA 02109	97,073,055	[2]	5.1%

[1]	Held indirectly by Mr. Jobs through a trust.
[2]	Based on a report on Form 13F filed by FMR on November 15, 2010 reporting share ownership as of September 30, 2010.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors, nominees and named executive officers and by Directors, nominees and executive officers as a group. Except as otherwise indicated, all information is as of January 24, 2011.

Name	Shares[1,2]	Stock Units[3,4]	Shares Acquirable Within 60 Days[4,5]	Percent of Class
Susan E. Arnold	4,926	12,457	10,315	*
Alan N. Braverman	249,091	—	664,854	*
John E. Bryson	13,392	35,743	51,115	*
John S. Chen	16,170	16,586	33,115	*
Judith L. Estrin	39,197	6,272	51,115	*
Robert A. Iger	1,051,401	—	2,549,961	*
Steven P. Jobs	138,000,007	—	—	7.3%
Fred H. Langhammer	19,092	19,885	27,115	*
Aylwin B. Lewis	11,466	18,059	33,115	*
Monica C. Lozano	11,627	27,170	51,115	*
Robert W. Matschullat	10,923	34,004	39,115	*
Kevin A. Mayer	65	—	115,280	*
M. Jayne Parker	19,433	—	59,352	*
John E. Pepper, Jr.	71,488	17,484	21,115	*
James A. Rasulo	53,815	—	638,389	*
Sheryl Sandberg	—	3,363	—	—
Orin C. Smith	9,571	6,272	21,115	*
All Directors and executive officers as a group (18 persons)	139,637,261	197,295	4,604,671	7.6%

*	Less than 1% of outstanding shares.
[1]

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Chen – 1,125 shares held for the benefit of children;

•	Ms. Lozano – 57 shares held for the benefit of a child;
•	Mr. Mayer – 65 shares held for the benefit of members of his family; and
•	Mr. Pepper – 150 shares held for the benefit of a child.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 1,397 shares.

[2]

For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of January 24, 2011: Mr. Iger—17,979 shares; Mr. Rasulo—20,943 shares; Mr. Braverman—8,916 shares; Ms. Parker—12,418 shares and all executive officers as a group—63,114 shares.

[3]

Reflects the number of stock units credited as of January 24, 2011 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Corporate Governance and Board Matters — Board Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

[4]	Excludes dividends to be credited March 31, 2011 on restricted stock units held on December 31, 2010.
[5]

Reflects the number of shares that could be purchased by exercise of options exercisable at January 24, 2011, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that are not subject to performance conditions and vest within 60 days of January 24, 2011.

[6]	Held indirectly by Mr. Jobs through a trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company’s website at www.disney.com/investors. On January 28, 2011, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.disney.com/investors. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” shareholders who wish to elect one of these options may also do so at www.disney.com/investors.

Reduce Duplicate Mailings

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, 500 South Buena Vista Street, MC 9722,

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Burbank, California 91521, or by calling Shareholder Services at (818) 553-7200 and we will promptly deliver additional materials as requested.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Phoenix Advisory Partners, LLC, 110 Wall Street, New York, New York 10005, to aid

in the solicitation. For these and related advisory services, we will pay Phoenix a fee of $35,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Annex A

2011 Stock Incentive Plan

1. Purpose. The purpose of The Walt Disney Company 2011 Stock Incentive Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Applicable Exchange” means the New York Stock Exchange or such other exchange or automated trading system on which the Common Stock is principally traded at the applicable time.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement, and any and all amendments thereto (including any amendment affected through a Participant’s employment agreement), entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer all or any specified portion of the Plan.

“Company” means The Walt Disney Company, a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Effective Date” has the meaning ascribed to it in Section 14.1 hereof.

“Eligible Person” means any person who is an employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be a value based on the opening, closing, actual, high, low, or average selling prices of a share of the Common Stock on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depend-

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

ing on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If the Committee does not specify a different definition, Fair Market Value of a share of Common Stock as of a given date shall be the average of the highest and lowest of the composite tape market prices at which the shares of Common Stock shall have been sold regular way on the Applicable Exchange (or, if more appropriate under the rules of the Applicable Exchange, the average of the highest bid and lowest ask prices) on the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Common Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria.

“Full-Value Award” means any Restricted Stock Award, Stock Unit Award or Stock Award.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means The Walt Disney Company 2011 Stock Incentive Plan as set forth herein, effective as provided in Section 14.1 hereof and as may be amended from time to time.

“Predecessor Plans” collectively means The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) and The Walt Disney Company Amended and Restated 1995 Stock

Incentive Plan (the “1995 Plan”), in each case as in effect immediately prior to the Effective Date.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Section 162(m)” means Section 162(m) of the Code or any successor provision thereto and the regulations thereunder.

“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, whether in cash, Common Stock or a combination thereof, or representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the Applicable Exchange, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect in any material way the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan and Award Agreements issued under the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the

Plan or any Award Agreement hereunder.

The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to be granted to any member of the Board or to any Eligible Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act or who is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4. Shares Subject to the Plan.

4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 64 million shares, plus the aggregate number of shares remaining available for issuance as awards under the Predecessor Plans immediately prior to the Effective Date. Any shares of Common Stock subject to Stock Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto. Any shares of Common Stock subject to Full-Value Awards shall be counted against the maximum share limitation of this Section 4.1 as two shares of Common Stock for every share of Common Stock subject thereto. To the extent that any Award of Stock Options or Stock Appreciation Rights granted under the Plan or any similar award granted under the Predecessor Plans prior to the Effective Date is forfeited, cancelled, returned to the Company on or after the Effective Date for failure to satisfy vesting requirements or other conditions thereof, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation in this Section 4.1 shall be credited with the number of shares of Common Stock covered thereby and such credited number of shares may be made subject to Awards under the Plan, on the basis of one share for every share of Common Stock subject to such Award of Stock Options or Stock Appreciation Rights or similar award under the Predecessor

Plans. To the extent that any award granted under the 1995 Plan or under the 2005 Plan prior to March 10, 2009 is comparable to a Full-Value Award and is forfeited, cancelled, returned to the Company on or after the Effective Date for failure to satisfy vesting requirements or other conditions to such award under such Predecessor Plan, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation in this Section 4.1 shall be credited with one share of Common Stock for each share of Common Stock subject to such award under either such Predecessor Plan, and such number of credited shares of Common Stock may be made subject to Awards under the Plan. To the extent that any Full-Value Award granted under the Plan or any award comparable to a Full-Value Award granted under the 2005 Plan on or after March 10, 2009 is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions to the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation in this Section 4.1 shall be credited with two shares of Common Stock for each share of Common Stock subject to such Full-Value Award or other comparable award and such number of credited shares of Common Stock may be made subject to Awards under the Plan. Shares of Common Stock delivered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or any award under the Predecessor Plan or (B) satisfy tax withholding obligations (including shares retained from the Award or any award under the Predecessor Plan creating the obligation) shall not be added back to the number of shares available for the future grant of Awards. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award or any award under the Predecessor Plan shall not increase the number of shares available for future grant of Awards. Upon exercise of a Stock Appreciation Right or the exercise of a Stock Option by means of a net settlement, the number of shares subject to the Award that are then being exercised shall

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares, if any, used to settle the Stock Appreciation Right upon exercise. This share continuing rule shall also be applied to determine the number of shares that may become available for Awards hereunder in respect to the exercise of any comparable award granted under the Predecessor Plans. Except as otherwise expressly provided in this Section 4.1, any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the maximum share limitation of this Section 4.1. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. In the case of Incentive Stock Options, the foregoing provisions shall be subject to the provisions of the Code.

4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options and Stock Appreciation Rights in the aggregate granted to any one Participant during any single calendar year period shall be four million shares. The maximum number of shares of Common Stock that may be subject to Full-Value Awards in the aggregate granted to any one Participant during any single calendar year period shall be two million shares. The foregoing limitations shall each be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate. The per Participant limits described in this Section 4.2 shall be construed and applied consistently with Section 162(m).

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of

Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares and the share counting rules provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Participation and Awards.

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or divi-

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

dend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 13.1 hereof.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or any conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. Notwithstanding the foregoing provisions of this Section 6.3, unless otherwise provided by the Committee, each Stock Option granted to a Participant under the Plan shall become exercisable in full upon such Participant’s Disability while in Service.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6, Section 13.2 or as otherwise may be provided by the Committee in an Award Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 12.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (4) three months if Service ceased for any other reason. Except as otherwise provided in Section 6, Section 13.2 or the Participant’s Award Agreement, or as may otherwise be specified by the Committee, following any termination of Service for any reason, solely for the purposes of (and solely to the extent necessary in) determining the extent to which a Stock Option shall be exercisable (i.e., may vest) following termination of Service, a Participant shall be treated as though he or she had remained in the continued Service of the Company or any Affiliate for three months after the date his or her Service terminated and shall not be entitled to vest in any Stock Options that would have become exercisable after such three

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

month period of deemed Service. The Committee shall have authority to determine in each case whether an authorized leave of absence or the reassignment of a Participant’s employment, at the request of the Company, to an entity in which the Company has a substantial, direct or indirect, financial interest shall be deemed a termination of Service for any or all purposes hereof, as well as the effect of such a leave of absence or Company requested transfer of employment on the vesting and exercisability of a Stock Option; provided, however, that, unless the Committee shall otherwise determine, an approved leave of absence or employment with an entity that is not a Subsidiary but in which the Company holds at least one-third of the voting power or the economic value of all classes of capital stock or other preferred and common equity shall be deemed not to result in a termination of employment for purposes of the Plan and any Predecessor Plan. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Unless otherwise specified by the Committee, payment of the exercise price may be made in accordance with any of the following methods: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, or (iv) by a combination of the methods described above. The Committee may permit payment to be made by any other method as it shall approve. In addition, the Committee may permit any Stock Option to be exercised without payment of the purchase price, in which case the Company’s sole obligation shall be to issue to the Participant the same number of shares of Common Stock as would have been issued had such Stock Option been Stock Appreciation Rights that are being exercised at the same time in respect of an identical number of shares of Common Stock. In addition to and at the time of payment of the exercise price (or as a condition to the delivery of any shares without payment of the exercise price), the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, using such of the methods described above for the payment of the exercise price or such other methods as may be approved by the Committee and set forth in the Award Agreement.

6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 13.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 13.2 hereof.

6.8 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c) Termination of Employment. Notwithstanding the provisions of Section 6.5, an Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding anything else in this Section 6.8 to the contrary, an Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Non-

qualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, given in accordance with the rules of the Applicable Exchange and applicable law, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or any similar award granted under any Predecessor Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Applicable Exchange.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Appreciation Right at any time. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or an Affiliate for a specified time period (or periods). on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant. Without limiting the generality of the foregoing, unless otherwise determined by the Committee at the time of grant, any free-standing Stock Appreciation Right shall be subject to the same rules regarding exercisability (including those pertaining to the impact of termination of employment and the periods during which such Award may be exercised following termination of employment) that apply to Stock Options under Section 6.

7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock

Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders given in accordance with the rules of the Applicable Exchange or applicable law, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or any similar award granted under any Predecessor Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Applicable Exchange.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that, if certificates are issued to evidence such Restricted Stock, any certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Stock Unit Awards.

9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. A Stock Unit Award may be granted on a fully vested basis, with a deferred payment date and/or the Committee may accelerate the vesting of a Stock Unit Award at any time.

9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10. Stock Awards.

10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

10.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11. Change in Control.

11.1 Effect of a Change in Control. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11 of the Plan shall not be applicable), and except as may be limited by the provisions of Section 11.3 hereof, notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to the Triggering Event:

(i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement;

(ii) each Restricted Stock Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse; and

(iii) each outstanding Stock Unit Award shall become immediately and fully vested and payable;

provided, however, that with respect to Stock Unit Awards and any other Awards that are subject to Section 409A of the Code and the guidance issued thereunder (“Section 409A”), the Common Stock, securities, cash or other consideration payable with respect to the Award shall be payable immediately following (and in no event more than 90 days following) the Participant’s “separation from service” (as defined under Section 409A), except that, to the extent that such Awards are held by a Participant who is a “specified employ-

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

ee” (as determined under Section 409A), the delivery of the Common Stock, securities, cash or other consideration payable with respect to such Awards shall be delayed to the date that is six months and one day following the Participant’s “separation from service” solely to the extent necessary to avoid the additional taxes imposed by Section 409A(a)(i)(B) of the Code.

11.2 Definitions.

(a) Cause. For purposes of this Section 11, the term “Cause” shall mean that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b) Change in Control. For purposes of this Section 11, a “Change in Control” shall occur upon:

(i) the acquisition within any 12-month period by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors, but excluding the following transactions (the “Excluded Acquisitions”):

(1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company),

(2) any acquisition by the Company, and

(3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company);

(ii) any time during a period of 12 months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) ceasing for any reason to constitute a majority thereof:

(iii) an acquisition (other than an Excluded Acquisition) by any Person of fifty percent (50%) or more of the voting power or value of the Company’s stock;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s stock outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power or value of the Company’s stock (or

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

the stock of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(v) the sale or other disposition during any 12 month period of all or substantially all of the assets of the Company, provided that such sale is of assets having a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of the Company immediately prior to such sale or disposition.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Section 409A of the Code and the guidance issued thereunder and shall be interpreted and applied by the Committee in a manner consistent therewith.

(c) Constructive Termination. For purposes of this Section 11, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents and above), overall responsibilities, level of authority, level of reporting (for Vice Presidents and above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or an Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(d) Triggering Event. For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause or (ii) the occurrence of a Constructive Termination.

11.3 Excise Tax Limit. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11.3 shall not be applicable), in the event that the vesting of Awards together with all other payments and the value of any benefits received or to be received by a Participant (the “Total Payments”) would result in all or a portion of such Total Payments being subject to the excise tax under Section 4999 of the Code (the “Excise Tax”), then the Participant’s Total Payments shall be either (i) the full amount of such payments and benefits or (ii) such lesser amount that would result in no portion of the Total Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of payments and benefits notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. Solely to the extent that the Participant is better off on an after-tax basis as a result of the reduction of Total Payments, such payments and benefits shall be reduced or eliminated, as determined by the Company, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting or accelerated delivery of equity awards in each case in reverse order beginning with the payments or benefits that would have been paid, in the ordinary course, the farthest in time from the date that triggers the applicable Excise Tax.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

All determinations required to be made under this Section 11 shall be made by the accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11.3, all determinations as to the present value shall be made in accordance with the regulations promulgated under Section 280G of the Code.

12. Forfeiture Events.

12.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Company shall, in its sole discretion, determine whether the conduct, actions, omissions or nonfeasance of a Participant give rise to cause to terminate such Participant’s employment;

provided that, if a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2. Notwithstanding anything in this Section 12.2 to the contrary, following a Change in Control, whether cause exists with respect to the termination of a Participant’s employment shall be determined exclusively by applying the provisions of Section 11.

13. General Provisions.

13.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

13.2 Treatment of Awards upon Death. In the event of the death of a Participant while employed by the Company or any of its Affiliates, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the Participant’s last will, or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution (a “Beneficiary”). In the case of Stock Options, except as otherwise provided in an Award Agreement, any outstanding Stock Options of a Participant who dies while in Service may be exercised by such Beneficiary in respect of all or any part of the total number of shares subject to such options at the time of such Participant’s death (whether or not, at the time of death, the deceased Participant would have been entitled to exercise such options to the extent of all or any of the shares covered thereby). However, except as otherwise provided by the Committee in an Award Agreement, in the event of the death of the Participant after the date of termination of Service while an Option remains outstanding, then such deceased Participant’s Options shall expire in accordance with their terms at the same time they would have expired if such Participant had not died, and may be exercised prior to their expiration by a Beneficiary in respect to the same number of shares, in the same manner and to the same extent as if such Participant were then living. In the case of Awards other than Stock Options, except as otherwise provided in an Award Agreement, any outstanding Awards of a Participant who dies while in Service shall become fully vested and, in the case of Stock Appreciation Rights, exercisable as provided above with respect to stock options, and in the case of all other types of Awards, payable to the Beneficiary promptly following the Participant’s death.

13.3 No Assignment or Transfer; Beneficiaries. Except as provided in Sections 6.7 and 13.2 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative.

13.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

13.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the employment or other service relationship of an Eligible employee or a Participant for any reason at any time.

13.6 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that any stock certificates that may be issued be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

13.7 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by the Applicable Exchange, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.8 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

13.9 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

13.10 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

13.11 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Partic ipant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

13.12 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.13 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

13.14 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

13.15 Coordination with 2002 Executive Performance Plan. For purposes of Restricted Stock Awards, Stock Unit Awards and Stock Awards granted under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, such Awards shall be granted in accordance with the provisions of the Company’s 2002 Executive Performance Plan (or any successor plan) to the extent necessary to satisfy the requirements of Section 162(m) of the Code.

13.16 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to

The Walt Disney Company Notice of 2011 Annual Meeting and Proxy Statement

take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary: (a) unless the Committee shall otherwise expressly provide, the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder with respect to any Awards (other than Stock Options), and (b) if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A).

13.17 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14. Effective Date; Amendment and Termination.

14.1 Effective Date. The Plan shall become effective immediately following its approval by the shareholders of the Company.

14.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion, including for purposes of compliance with Section 162(m) or Section 422 of the Code or the listing or governance requirements of the Applicable Exchange. No amendment or modification of the Plan shall adversely affect any Award there-

tofore granted without the consent of the Participant or the permitted transferee of the Award.

14.3 Termination. The Plan shall terminate on the tenth anniversary of the date the Plan is approved by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 23, 211.

THE WALT DISNEY COMPANY

Meeting Information

Meeting Type: Annual For holders as of: January 24, 211

Date: March 23, 211 Time: 1: AM MDT Location: Rose Wagner Performing Arts Center 138 West Broadway Salt Lake City, UT 8411-1913

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See proxy the materials reverse side and of voting this notice instructions. to obtain

THE WALT DISNEY COMPANY SUITE 61 611 N. BRAND BLVD.

GLENDALE, CA 9123

M28899-P4865

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-8-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 19, 211 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M289-P4865

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

1a. Susan E. Arnold 1b. John E. Bryson 1c. John S. Chen 1d. Judith L. Estrin 1e. Robert A. Iger 1f. Steven P. Jobs 1g. Fred H. Langhammer 1h. Aylwin B. Lewis 1i. Monica C. Lozano 1j. Robert W. Matschullat 1k. John E. Pepper, Jr. 1l. Sheryl K. Sandberg 1m. Orin C. Smith

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 211.

3. To approve the 211 Stock Incentive Plan.

4. To approve the advisory resolution on executive compensation.

The Board of Directors recommends you vote 1 year on the following proposal:

5. To approve holding an advisory vote on executive compensation every one, two or three years, as indicated.

The Board of Directors recommends you vote AGAINST the following proposal:

6. To approve the shareholder proposal relating to performance tests for restricted stock units.

M2891-P4865

If you plan to attend the meeting on March 23, 2011, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 18, 2011. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney Shareholder Services Department at 1-818-553-7200.

M28896-P04865-Z54540

Annual Meeting of Shareholders – To Be Held March 23, 2011

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) JAMES A. RASULO, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2011 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3, 4; FOR ONE YEAR ON PROPOSAL 5 AND AGAINST PROPOSAL 6; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MARCH 22, 2011.

If you hold shares in any 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on all matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on March 18, 2011, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants of the Plan. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)

Vote 24 Hours a Day, 7 Days a Week by Internet , Telephone or Mail. VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. See reverse side for specific deadlines. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of availability of proxy materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-8-69-693

Use any touch-tone telephone to transmit your voting instructions. See reverse side for specific deadlines. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

*Note: To vote accounts separately, please call 1-866-412-8382.

THE WALT DISNEY COMPANY SUITE 61 611 N. BRAND BLVD.

GLENDALE, CA 9123

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28895-P4865-Z5454 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

1. Election of Directors

1a. Susan E. Arnold 1b. John E. Bryson 1c. John S. Chen 1d. Judith L. Estrin 1e. Robert A. Iger 1f. Steven P. Jobs 1g. Fred H. Langhammer 1h. Aylwin B. Lewis 1i. Monica C. Lozano 1j. Robert W. Matschullat 1k. John E. Pepper, Jr. 1l. Sheryl K. Sandberg 1m. Orin C. Smith

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

For Against Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP astheCompany’sregisteredpublicaccountantsfor211.

3. To approve the 211 Stock Incentive Plan.

4. To approve the advisory resolution on executive compensation.

The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain 1 year on the following proposal:

5. To approve holding an advisory vote on executive compensation every one, two or three years, as indicated.

The Board of Directors recommends you vote AGAINST For Against Abstain the following proposal:

6. To approve the shareholder proposal relating to performance tests for restricted stock units.

Yes No HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.

Signature (Joint Owners) Date